                                 SCHEDULE 14(A)
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

[ x ]  Filed by the Registrant
[   ] Filed by a Party other than the Registrant


Check the appropriate box:
[   ] Preliminary Proxy Statement
[ x ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[   ] Confidential For Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))



                              MENLEY & JAMES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) filing Proxy Statement, if only than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[   ] No fee required.
[ x ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)    Title of each class of securities to which transaction applies:
                       N/A

       (2)    Aggregate number of securities to which transaction applies:
                       N/A

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              The fee is calculated at 1/50th of one percent of $13,600,000

       (4)    Proposed maximum aggregate value of transaction:
                       $13,600,000

       (5)    Total fee paid:
                       $2,720

[ x ] Fee paid previously with preliminary materials:

[   ] Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
       (1)        Amount previously paid:
       (2)        Form, Schedule or Registration Statement No.:
       (3)        Filing Party:
       (4)        Date Filed:

                              MENLEY & JAMES, INC.
                         125 Strafford Avenue, Suite 300
                            Wayne, Pennsylvania 19087



January 24, 2000




Dear Stockholder:

       You are cordially invited to attend a Special Meeting of Stockholders which will be held at the Hotel Inter-Continental New York, 111 East 48th Street, New York, New York, on Wednesday, February 23, 2000, at 10:00 a.m. (local time).

       The purpose of the meeting is to approve and adopt a dissolution and liquidation plan for Menley & James. The enclosed proxy statement contains a discussion of the proposed dissolution. The Board of Directors encourages you to consider the enclosed materials carefully.

       The Board has unanimously voted to approve the dissolution and liquidation plan and has determined that the dissolution is in the best interests of Menley & James and its stockholders. The Board unanimously recommends that you vote for approval and adoption of the dissolution and liquidation plan.

       The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote is required to complete the dissolution and liquidation of Menley & James. Warburg, Pincus Investors, L.P. and Lawrence
D. White, who in combination hold a majority of the outstanding common shares, plan to vote FOR the proposal to dissolve and liquidate Menley & James. Therefore, their votes, alone, will result in the approval of the dissolution and liquidation plan.

       The notice and proxy statement on the following pages contain important details concerning the dissolution and liquidation plan. Please complete, sign and return your proxy card in the enclosed envelope to ensure that your common shares will be represented and voted at the meeting even if you can not attend. You are urged to complete, sign and return the enclosed proxy card even if you plan to attend the meeting.


                                 Sincerely,


                                 Lawrence D. White
                                 President and Chief Executive Officer


       You should not send your stock certificates with the enclosed proxy. After the dissolution and liquidation plan has been approved, you will receive instructions for surrendering your certificates and receiving your distribution.

                              MENLEY & JAMES, INC.
                         125 Strafford Avenue, Suite 300
                            Wayne, Pennsylvania 19087

                            -------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To be held February 23, 2000
                            -------------------------



To Our Stockholders:

         Notice is hereby given that a special meeting of the stockholders of Menley and James, Inc., a Delaware corporation, will be held at the Hotel Inter-Continental New York, 111 East 48th Street, New York, New York, on Wednesday, February 23, 2000 at 10:00 a.m. (local time) to consider and act on the following matters:

          1. The approval and adoption of a dissolution and liquidation plan for Menley & James; and

          2. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on January 14, 2000 as the record date for the purpose of determining stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A list of such stockholders will be open to your examination during regular business hours for a period of ten days prior to the meeting at our offices at 125 Strafford Avenue, Suite 300, Wayne, Pennsylvania.

                                         By Order of the Board of Directors,



                                         Lawrence D. White
                                         President and Chief Executive Officer

Wayne, Pennsylvania
January 19, 2000




         Whether or not you plan to attend this meeting, please complete, sign and date the enclosed proxy card and return it in the envelope provided. You may revoke your proxy at any time prior to its exercise by sending written notice of revocation to the Secretary of Menley & James prior to the meeting or by attending the meeting and voting your shares in person.

                                TABLE OF CONTENTS

                                                                                                               Page


Summary..........................................................................................................1

Forward-Looking Statements May Prove Inaccurate..................................................................4

The Meeting......................................................................................................5
         Date, Time, Place and Purpose of the Meeting............................................................5
         Record Date and Shares Entitled to Vote.................................................................5
         Quorum..................................................................................................5
         Vote Required...........................................................................................5
         Shares Committed........................................................................................5
         Voting of Proxies.......................................................................................5
         Solicitation of Proxies.................................................................................6

Risk Factors Relating to the Dissolution and Liquidation.........................................................7

The Business.....................................................................................................8
         Overview of the Business Before the Sale................................................................8
         Strategy After the Sale.................................................................................8

The Dissolution..................................................................................................9
         General.................................................................................................9
         Reasons for the Dissolution and Liquidation; Recommendation of the Board
                  of Directors...................................................................................9
         Distribution of Assets..................................................................................9
         Principal Provisions of the Dissolution and Liquidation Plan...........................................10
         Sale of Remaining Assets...............................................................................12
         Conduct of Menley & James Following Adoption of  the Dissolution and Liquidation Plan..................12
         Contingent Liabilities; Contingency Reserve; Liquidating Trust.........................................13
         Abandonment and Amendment..............................................................................14
         Listing and Trading of the Common Shares and Interests in any Liquidating Trust or Trusts..............14
         Potential Liability of Stockholders Subsequent to the Dissolution......................................14
         Certain Federal Income Tax Consequences................................................................15
         No Appraisal Rights....................................................................................17
         Regulatory Approvals...................................................................................17
         Interest of Certain Persons in the Dissolution.........................................................17

Market Price of Menley and James' Common Equity and Related Stockholder Matters.................................18

Security Ownership of Certain Beneficial Owners and Management..................................................19

Where You Can Find More Information.............................................................................20

Incorporation by Reference......................................................................................20

Annex A:          Plan of Dissolution and Liquidation

Annex B-1:        Menley & James Annual Report on Form 10-K for the year ended December 31, 1998

Annex B-2:        Menley & James Quarterly Report on Form 10-Q for the three- and nine-month periods ended September 30, 1999

Annex C:          Sections 275 through 282 of the Delaware General Corporation Law


                              MENLEY & JAMES, INC.
                         225 Strafford Avenue, Suite 300
                            Wayne, Pennsylvania 19087


                                 PROXY STATEMENT
                             Dated January 19, 2000
                              ---------------------

                         SPECIAL MEETING OF STOCKHOLDERS
                                February 23, 2000
                              ---------------------



                                     SUMMARY

       This summary highlights selected information from this document. Because this is a summary, it may not contain all the information that is important to you. You should carefully read this entire proxy statement before you decide how to vote. This proxy statement also includes: (i) our proposed dissolution and liquidation plan, included as Annex A; (ii) our annual report on Form 10-K for the year ended December 31, 1998, included as Annex B-1, (iii) our quarterly report on Form 10-Q for the three- and nine-month periods ended September 30, 1999, included as Annex B-2; and (iv) Sections 275 through 282 of the Delaware General Corporation Law, included as Annex C.

The Dissolution and Liquidation Plan.

    Terms of the dissolution and liquidation plan

         If approved, the dissolution and liquidation plan will become effective when we file a Certificate of Dissolution with the Secretary of State of the State of Delaware. At that time, we will cease all of our business activities, but will nevertheless continue, for a term of three years or such longer period as the Delaware Court of Chancery directs, for the purpose of winding up our affairs. Thus, we will:

          o settle and close our business, including liquidating Menley & James Laboratories, Inc., which is an inactive subsidiary;
          o convert to cash, by sales, as much of our non-cash assets as possible;
          o withdraw from any jurisdiction where we are qualified to transact business;
          o pay or make provisions for the payment of all of our expenses and liabilities;
          o    prosecute and defend lawsuits, if any;
          o distribute our remaining assets, which should be primarily cash, but which may consist of other financial assets, to our stockholders; and
          o do any other act necessary to wind up and liquidate our business and affairs.

         The board of directors, which will continue to function and oversee our liquidation and dissolution, expects to appoint Lawrence D. White, our President and Chief Executive Officer, to wind up our affairs, including overseeing the payment of our expenses and liabilities and distribution of our remaining assets to our stockholders. When the dissolution becomes effective, the size of the board of directors will be reduced to two members.

 Distribution of Assets

         The timing of any distribution to you can not be predicted with certainty, but it is expected to occur promptly after the effectiveness of the dissolution. We currently have working capital of approximately $14.1 million composed primarily of cash and cash equivalents. We will have expenses between now and the effective time of dissolution that will reduce the amount available for distribution. Assuming that after paying those expenses we set aside a contingency reserve of $50,000 for payment of all of our expenses and liabilities, including expenses in connection with the completion of the plan of dissolution and liquidation, we estimate that we will distribute approximately $2.13 per share to our stockholders. If any of the $50,000 set aside in the contingency reserve is not ultimately required for payment of our expenses and liabilities, we may, at the discretion of the board of directors, either make a second distribution to our stockholders of the unused portion of such money or donate the unused money remaining in the contingency fund to a charitable organization selected by the board of directors.

         If the board of directors deems it appropriate for any reason, we may transfer any of our unsold assets or cash held for contingencies to one or more liquidating trusts. Any such liquidating trust would be established for your benefit, to serve as a temporary repository for the trust property prior to its disposition and distribution, first to our creditors and to pay expenses associated with the liquidation and dissolution, and then to you on a pro rata basis.

       You should not send your stock certificates with the enclosed proxy. After the dissolution and liquidation plan has been approved, you will receive instructions for surrendering your certificates and receiving your distribution.

Reasons for the Dissolution and Liquidation; Recommendation of the Board of Directors

         The principal reason for the dissolution and liquidation is that we have been unable, since the sale of substantially all of our assets in November 1998, to effect a suitable business combination with an operating business which would further enhance stockholder value, and we do not believe that such a business combination can be achieved in the immediate future. The board of directors believes that the dissolution and liquidation plan is fair to and in the best interest of Menley & James and its stockholders. Accordingly, the board of directors unanimously recommends that you vote for its approval and adoption.

    Abandonment and Amendment

         The board of directors may abandon or amend the dissolution and liquidation plan, notwithstanding stockholder approval, to the extent permitted by the Delaware General Corporation Law.

    Listing and Trading of the Common Shares

         We intend to close our stock transfer books when the dissolution and liquidation plan becomes effective and to deregister our common shares which are currently listed on the Nasdaq Small Cap market.

    Potential Liability of Stockholders

         Delaware law provides that stockholders who receive a corporate distribution in connection with a corporation's dissolution may be liable for claims against the corporation. However, your liability for any claims against Menley & James after the dissolution is limited to the amount that is actually distributed to you in the dissolution. We know of no such claims or the basis for any such claims.

    Federal Income Tax Consequences

         After the approval of the dissolution and liquidation plan, and until the liquidation is completed, we will continue to be subject to income tax on our taxable income. We will recognize gain or loss on the sale of our assets for cash in anticipation of the liquidating distributions. If we do not sell the assets, but instead distribute them to you as a liquidating distribution, we will recognize gain or loss as if such property was sold at its fair market value. It is unlikely that there will be any material tax payments payable at the corporate level because of our net operating losses incurred earlier. As a result of our liquidation, you will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to you and the fair market value (at the time of distribution) of property, if any, distributed to you and (ii) your adjusted tax basis for your common shares.

         You are advised to consult with your tax advisors for a more detailed analysis of any federal, state or local tax consequences to you of the dissolution and liquidation plan.

    No Appraisal Rights

         You are not entitled to appraisal rights with respect to the dissolution and liquidation plan.

The Meeting.

    Time, Place, Purpose

         A special meeting of the stockholders of Menley & James, Inc.(1) will be held on February 23, 2000 at 10:00 a.m. (local time) at the Hotel Inter-Continental New York, 111 East 48th Street, New York, New York, to vote upon the approval and adoption of the proposed dissolution and liquidation plan, and to transact such other business as may properly come before the meeting, or any adjournment thereof. Copies of this Proxy statement, the attached Notice of Special Meeting of Stockholders and the enclosed form of proxy were first mailed to our stockholders on or about January 24, 2000.

    Shares Entitled to Vote

         We had 6,422,840 common shares issued and outstanding, as of the close of business on January 14, 2000, the record date for determining stockholders entitled to vote at the meeting. Each common share entitles the holder to one vote on the proposed dissolution and liquidation plan, and on each other matter presented for consideration at the meeting. A quorum will be established if a majority of the common shares issued, outstanding and entitled to vote at the meeting, are present in person or represented by proxy. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

    Vote Required

         The dissolution and liquidation plan will be approved if a majority of the common shares outstanding on the record date vote for the approval and adoption of the dissolution and liquidation plan. Abstentions and broker non-votes will be counted as votes against the approval and adoption of the dissolution and liquidation plan.

    Shares Committed

         Warburg, Pincus Investors, L.P. and Lawrence D. White, our President and Chief Executive Officer, plan to vote their common shares in favor of the approval and adoption of the dissolution and liquidation plan. In the aggregate, they beneficially own approximately 52% of the issued and outstanding shares. Accordingly, their affirmative vote will be sufficient to approve and adopt the dissolution and liquidation plan regardless of how any other shares are voted.

--------

     (1) References to "Menley & James", "our" and "we" in this proxy statement include Menley & James, Inc. and its wholly-owned operating subsidiary, Menley & James Laboratories, Inc., except where the context requires otherwise.

                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

       We have made forward-looking statements in this document. These are statements that relate to future events and time periods or our expectations, including information concerning our dissolution and plans for distribution of our assets. Also, when used in this information proxy, the words "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements; however, not all forward-looking statement will contain such expressions. Such statements are not guarantees and involve risks and uncertainties. For forward-looking statements in this document, we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.

       Actual results or events in the future may differ materially from those described in the forward- looking statements for a number of reasons, including:

          o the impact of general economic conditions upon the investments made by us;

          o    fees and expenses associated with the dissolution of Menley &
               James;

          o the amount of Menley & James' liabilities which must be satisfied or reserved as part of the dissolution;

          o the amount and nature of any unknown contingent liabilities of Menley & James;

          o    the market value of Menley & James' remaining assets; and

          o the other items detailed under the caption "Risk Factors Relating to the Dissolution" in this Proxy statement.

                                   THE MEETING

Date, Time, Place and Purpose of the Meeting.

         The meeting to consider the proposed plan of dissolution and liquidation will be held on Wednesday, February 23, 2000, at the Hotel Inter-Continental New York, 111 East 48th Street, New York, New York, at 10:00 a.m. (local time) to consider the proposed plan of dissolution and liquidation. You also may be asked to vote on adjournment of the meeting if a motion to adjourn the meeting is properly brought. Ernst & Young LLP, our independent auditor, is not expected to have a representative present at the Meeting.

Record Date and Shares Entitled to Vote.

         Only holders of common shares of record as of the close of business on January 14, 2000, will be entitled to vote at the meeting on the plan of dissolution and liquidation. As of the record date, 6,422,840 common shares were issued and outstanding and entitled to vote. Each common share entitles its holder to one vote on the plan of dissolution and liquidation and on any other matter to come before the meeting.

Quorum.

         A quorum will be established if the holders of a majority of the common shares issued and outstanding as of the record date are present in person or represented by proxy. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and the beneficial owner has not checked one of the boxes on the proxy card.

Vote Required.

         The dissolution and liquidation plan will be approved if a majority of the 6,422,840 common shares outstanding on the record date vote to adopt the dissolution and liquidation plan. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the approval and adoption of the dissolution and liquidation plan.

Shares Committed.

         Warburg, Pincus Investors, L.P. and our President and Chief Executive Officer, Lawrence D. White, plan to vote their respective common shares in favor of the approval and adoption of the dissolution and liquidation plan. Warburg, Pincus and Mr. White beneficially own, in the aggregate, approximately 52% of the issued and outstanding common shares. Therefore, their affirmative vote will be sufficient to approve and adopt the dissolution and liquidation plan and no further action on the part of any other stockholder will be required.

Voting of Proxies.

         Proxies in the enclosed form, which are properly completed, executed and returned and not revoked prior to exercise, will be voted as directed. If a proxy is executed and returned without instructions as to how it is to be voted, it will be voted against the approval and adoption of the dissolution and liquidation plan. If you give a proxy, you may revoke the proxy at any time before it is voted at the meeting by:

          o    giving written notice to the Secretary of Menley & James;
          o    delivering a later-dated proxy; or
          o    voting in person at the meeting.

Solicitation of Proxies.

         This proxy statement, the attached notice of the meeting and the accompanying proxy card are first being mailed to you on or about January 24, 2000. The enclosed form of proxy is solicited by the board of directors. The cost of preparing this proxy statement and all other costs in connection with the solicitation of proxies will be borne by Menley & James. Our officers and employees may solicit proxies by personal interview, mail, telegraph or telephone. Brokers, bankers and other nominees will be reimbursed for out-or-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of common shares.

         If you do not expect to attend the meeting in person, we urge you to complete, sign, date and return the enclosed proxy in the envelope provided. We ask your cooperation in mailing your proxy promptly, no matter how large or how small your holdings may be.

            RISK FACTORS RELATING TO THE DISSOLUTION AND LIQUIDATION

         In addition to the information included elsewhere in this proxy statement, you should consider the following risk factors carefully before you decide whether to vote in favor of the proposal to adopt the dissolution and liquidation plan. Keep these risk factors in mind when you read forward-looking statements elsewhere in this proxy statement. Future events and circumstances could differ significantly from those anticipated in the forward-looking statements.

Liabilities--You could be liable if the contingency reserve is insufficient to satisfy our liabilities.

         We will pay our expenses and fixed or other known liabilities. We will set aside assets in a contingency reserve which we believe to be adequate for payment of any remaining liabilities. There can be no assurance that the contingency reserve will, in fact, be sufficient. You could be held liable for payment to our creditors for your pro rata share of a deficiency, if:

          o we fail to create an adequate contingency reserve for payment of our expenses and liabilities; or

          o the contingency reserve and assets held in a liquidating trust are less than the amount ultimately found payable for expenses and liabilities, in the event that we transfer our assets to a liquidating trust.

In no event would the amount of your liability exceed the amount of your distribution from Menley & James or the trust.

Distributable Cash--The amount of cash you receive in the distribution could be less than that expected and/or the distribution could be delayed.

         Once we have paid or made provision for payment of all of our expenses and liabilities, we intend to distribute our remaining funds to you as promptly as practicable. A creditor of Menley & James might obtain an injunction against our making distributions to you under the dissolution and liquidation plan on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities, if:

          o a court holds that we have failed to make adequate provision for our expenses and liabilities; or

          o the amount ultimately required to be paid in respect of our expenses and liabilities exceeds the amount available from the contingency reserve and the assets of any liquidating trust.

Any such action could delay and/or substantially diminish the distributions to be made to you under the dissolution and liquidation plan.

Consummation of the dissolution and liquidation plan--The board of directors may amend, modify or abandon the dissolution and liquidation plan even if you approve it.

         Even if you approve the dissolution and liquidation plan, the board of directors has reserved the right, in its sole discretion, to amend, modify or abandon the dissolution if it determines that such action would be in our best interests. The board of directors' action would not require any approval on your part, insofar as the action is permitted under Delaware law. If abandoned, our dissolution and liquidation would be void.

The Distribution--You have no appraisal rights.

         Neither Delaware law, our Certificate of Incorporation nor our Bylaws give you any right to dissent from the dissolution or seek an independent appraisal of our value in connection with our dissolution. If you approve the dissolution and liquidation plan, you will be bound to accept any consideration we receive for the liquidation of any of our remaining assets and the consideration we give you in the distribution that results.

                                  THE BUSINESS

Overview of the Business Before the Sale.

         Menley & James is a Delaware corporation that was incorporated in 1990. The mailing address of our principal executive office is: 225 Strafford Avenue, Suite 300, Wayne, Pennsylvania, 19087. Our telephone number is: (610) 975-4540.

         Until November 1998, we produced and marketed a diverse portfolio of over-the-counter pharmaceutical and toiletry products. These brands were sold in drug stores, supermarkets and other mass merchandisers throughout the United States. We began our operations with 32 brands which we acquired from SmithKline Beecham Corporation

         Our strategy was to systematically develop and execute targeted programs for specific brands so as to identify a product that would provide sufficient sales response to become our lead product. Through strategic ventures, we developed three new brands: Derifil, Humibid and Capasaicin. During 1997, we focused our development and marketing efforts on the brands Benzedrex, Derifil and Humibid Guaifenesin Plus. In 1998, we focused on marketing the brands Albolene, Benzedrex and Humidbid. We devoted significant time and resources to expanding the business through acquisitions. However, we concluded that continued focus on the retail over-the-counter pharmaceutical and toiletry marketplace would not be the best way to increase stockholder value and began to solicit prospective purchasers to acquire the business.

         On November 23, 1998, we sold substantially all of our assets to Numark Laboratories, Inc. Under the terms of the sale, Numark paid us $13.43 million in cash and assumed substantially all of our liabilities. The only assets and liabilities which we retained were our office lease and certain automobile and equipment leases, certain insurance policies, the corporate names, "Menley & James, Inc." and "Menley & James Laboratories, Inc." and approximately $2.0 million in cash to pay costs and expenses associated with the sale, including employee severance payments.

Strategy After the Sale.

         Our production and marketing operations ended upon the consummation of the sale to Numark. We presently have no operating business. Since the sale, we sought to combine with an operating business, outside of the over-the-counter pharmaceutical and toiletry business, in an effort to further enhance stockholder value. Our intention was to use our remaining cash together with additional equity or debt, or a combination of these, to achieve a business combination.

         Since the sale, with the assistance of consultants, Mr. White administered our affairs, including financial reporting matters, general administrative concerns and the payment of retained liabilities. Additionally, he pursued opportunities to effect a business combination with a new operating business at the direction of our board of directors and with the assistance of Warburg, Pincus. Since the sale, we have had discussions with several parties concerning potential combinations, but to date no definitive credible transaction has been made available to us involving a potential business combination which we believe presents a better alternative to liquidation of Menley & James at this time.

                                 THE DISSOLUTION

General.

         The material features of the dissolution and liquidation plan are summarized below. A copy of the dissolution and liquidation plan is attached as Annex A to this proxy statement. You are urged to read the dissolution and liquidation plan in its entirety.

Reasons for the Dissolution and Liquidation; Recommendation of the Board of Directors.

         Our board of directors believes that the dissolution and liquidation plan is fair to and in the best interest of Menley & James and its stockholders. Accordingly, on November 30, 1999, the board of directors approved and adopted the dissolution and liquidation plan and unanimously recommended that you vote to approve and adopt the dissolution and liquidation plan.

         The principal reason for adopting the dissolution and liquidation plan is that we have been unable, since the sale of substantially all of our assets in November 1998, to effect a suitable business combination which would further enhance stockholder value and we do not believe that such a business combination can be achieved in the immediate future. We have had discussions with several parties concerning potential combinations, but to date no definitive credible transaction has been made available relating to a potential business combination which we believe presents a better alternative to liquidation of Menley & James at this time. The board of directors also considered other factors, including:

          o Upon completion of the dissolution, you will receive a distribution of your pro rata share of the net assets of Menley & James. The dissolution would provide liquidity to you.

          o By dissolving now, we avoid the substantial increase in regulation and additional expenses of compliance with the Investment Company Act of 1940. Currently, we rely on the transient investment company exemption under Rule 31-2 of the 1940 Act. If we do not dissolve and liquidate, we may be required to register as an investment company under the 1940 Act.

         The board of directors recommends that you vote FOR approval and adoption of the dissolution and liquidation plan.

Distribution of Assets.

         The dissolution and liquidation plan provides for the payment of all remaining expenses and liabilities of Menley & James and the distribution of its remaining assets to you. We intend to convert all cash equivalent assets to cash, and distribute solely cash to you. It is possible that we may determine that it is preferable to distribute the cash equivalents in lieu of converting them to cash prior to distribution. The amount that will be available for distribution to you will depend upon the amount of expenses that we will incur prior to the time of dissolution, the amount we realize in disposing of property, if any, and the amounts we spend settling any claims that may be made against us. Claims, liabilities and expenses from operation (including operating costs, salaries, income taxes, payroll and local taxes and miscellaneous office expenses) will continue to occur following approval of the dissolution and liquidation plan, and we anticipate that expenses for professional fees and other expenses of liquidation will be significant. These expenses will reduce the amount of assets available for ultimate distribution to you.

         At this point the board of directors cannot predict with certainty the precise timing of any distributions to you but it is expected to occur promptly after the effectiveness of the dissolution. We currently have working capital of approximately $14.1 million, comprised primarily of cash and cash equivalents. Assuming a contingency reserve of $50,000, we estimate we will distribute approximately $2.13 per share to our stockholders. The amount and timing of the distribution will be determined by the board of directors, in its sole discretion, and will depend on the amounts deemed necessary by the board of directors to pay or provide for all of our expenses and liabilities. The costs of investigating and defending any claims, even if the claim was determined to have no merit, would also decrease the amount available for distribution.

         If any portion of the $50,000 set aside in the contingency reserve is not ultimately required for payment of our expenses and liabilities, we may, at the discretion of the board of directors, either make a second distribution to our stockholders of the unused money or donate the unused money to a charitable organization.

       You should not send your stock certificates with the enclosed proxy. After the dissolution and liquidation plan has been approved, you will receive instructions for surrendering your certificates and receiving your distribution.

Principal Provisions of the Dissolution and Liquidation Plan.

         Once the dissolution and liquidation plan is effective, the steps below will be completed at such times as the board of directors, in its absolute discretion, deems necessary, appropriate or advisable. The dissolution and liquidation plan permits the board of directors to instruct our officers to delay the taking of any of the following steps until we have performed such actions as the board of directors or such officers determine to be necessary, appropriate or advisable to maximize the value of our assets upon liquidation; provided that such steps may not be delayed longer than is permitted by applicable law.

     1) A Certificate of Dissolution will be filed with the State of Delaware pursuant to Section 275 of the Delaware General Corporation Law. Our dissolution will become effective upon such filing or upon such later date as may be specified in the Certificate of Dissolution, but in no event later that 90 days after the filing. Pursuant to Delaware law, Menley & James will continue to exist for three years after the effective date of the dissolution or for such longer period as the Delaware Court of Chancery shall direct, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and enabling us to close our business, to dispose of and convey any remaining property, to discharge our liabilities and to distribute to you the remaining assets, but not for the purpose of continuing our business.

     2) From and after the effective date of the dissolution, to the extent we have not already done so, we will cease all of our business activities and shall withdraw from any jurisdiction in which we are qualified to do business, except and insofar as necessary for the proper winding up of Menley & James pursuant to Delaware law.

     3) If any of our assets or property remain to be sold, our officers will negotiate and consummate the sales of all such remaining assets and property insofar as the board of directors deems such sales necessary, appropriate or advisable.

     4) The dissolution and liquidation plan provides that the board of directors will liquidate our assets in accordance with applicable provisions of the Delaware General Corporation Law, including Sections 280 or 281. Without limiting its flexibility, the board of directors may, at its option, instruct our officers to follow procedures set forth in Sections 280 and 281(a) of the Delaware General Corporation Law which instruct such officers to:

               (i) give notice of the dissolution to all persons having a claim against Menley & James and provide for the rejection of any such claims in accordance with Section 280;

               (ii) offer to any claimant on a contract whose claim is contingent, conditional or unmatured, security in an amount sufficient to provide compensation to the claimant if the claim matures, and petition the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who rejects such offer in accordance with Section 280;

               (iii) petition the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for

                      o claims that are the subject of pending litigation against Menley & James, and

                      o claims that have not been made known to us at the time of dissolution, but are likely to arise or become known within five years (or longer in the discretion of the Delaware Court of Chancery), each in accordance with
                         Section 280;

               (iv) pay, or make adequate provision for payment of, all claims made against us and not rejected, in accordance with
                      Section 280;

               (v) post all security offered and not rejected and all security ordered by the Delaware Court of Chancery in accordance with Section 280; and

               (vi) pay, or make adequate provision for payment of, all other claims that are mature, known and uncontested or that have been finally determined to be owing by Menley & James.

               Notwithstanding the foregoing, we are not required to follow the procedures described in Section 280, and your adoption of the dissolution and liquidation plan constitutes full and complete authority for the board of directors and our officers, without further stockholder action, to proceed with our dissolution and liquidation in accordance with any applicable provision of Delaware law, including, without limitation, Section 281(b) of the Delaware General Corporation Law.

     5) We may, from time to time, make liquidating distributions of the remaining funds and any unsold assets of Menley & James, if any, in cash or in kind, to the holders of record of common shares at the close of business on the effective date of the dissolution. Such liquidating distributions, if any, will be made to the holders of common shares on a pro rata basis; provided that in the opinion of the board of directors adequate provision has been made for the payment, satisfaction and discharge of all our known, unascertained or contingent debts, obligations and liabilities (including costs and expenses incurred and anticipated to be incurred in connection with the sale of any assets remaining after the sale). All determinations as to the time for and the amount and kind of distribution to stockholders will be made by the board of directors in its absolute discretion and in accordance with Section 281.

     6) If deemed necessary by the board of directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more trusts established for the benefit of stockholders (subject to the claims of creditors) which property would thereafter be sold or distributed on terms approved by its trustees. If all of our assets are not sold or distributed prior to the third anniversary of the effective date of the dissolution, or such longer period as the Delaware Court of Chancery may direct, we will transfer in final distribution all remaining assets to a trust. The board of directors may also elect in its discretion to transfer the contingency reserve, if any, to such a trust. The trusts are referred to as "liquidating trusts." We would not make any transfers to liquidating trusts prior to receiving any necessary government approval for the transfer.

          The dissolution and liquidation plan authorizes the board of directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause Menley & James to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by the board of directors. Your approval of the dissolution and liquidation plan also will constitute your approval of any such appointment and any liquidating trust agreement or agreements. Further information relating to liquidating trusts, the appointment of trustees and the liquidating trust agreements, is detailed under the caption "Contingent Liabilities; Contingency Reserve; Liquidating Trusts."

     7) Menley & James will close its stock transfer books and discontinue recording transfers of common shares on the effective date of the dissolution, at which time common shares and stock certificates evidencing the common shares will be treated as no longer outstanding.

Sale of Remaining Assets.

         We sold substantially all of our assets for cash in the sale to Numark in November 1998. To the extent that any other assets remain to be sold, they represent an insignificant portion of our assets. The dissolution and liquidation plan gives the board of directors, to the fullest extent permitted by law, the authority to sell all or any portion of such remaining assets before or after the effective date of the dissolution. Your approval of the dissolution and liquidation plan will also constitute, to the fullest extent permitted by law, approval of our sale of any of such assets on such terms and conditions as the board of directors in its absolute discretion may determine.

Conduct of Menley & James Following Adoption of the Dissolution and
 Liquidation Plan.

         Following the effective date of the dissolution, our activities will be limited to winding up our affairs, paying or making provisions for expenses and liabilities, taking such action as may be necessary to preserve the value of our assets, and distributing our assets in accordance with the dissolution and liquidation plan. The size of the board of directors will be reduced to two members. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as the board of directors determines to be in the best interests of our creditors and stockholders.

         Pursuant to the dissolution and liquidation plan, we will continue to indemnify our officers and directors, as well as our employees and agents, in accordance with our Restated Certificate of Incorporation and Bylaws and any contractual arrangements, for actions taken in connection with the dissolution and liquidation plan and the winding up of our affairs. The board of directors, in its discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover our indemnification obligations under the dissolution and liquidation plan.

Contingent Liabilities; Contingency Reserve; Liquidating Trust.

         Under Delaware law, we are required, in connection with our dissolution, to the fullest extent possible, to pay or provide for payment of all of our liabilities and obligations. Following the effective date of the dissolution, we will pay all expenses and fixed and other known liabilities, and will set aside a contingency reserve of $50,000 which we believe to be adequate for payment of any unknown liabilities or contingencies.

         The actual amount of the contingency reserve has been based upon estimates and opinions of management and the board of directors and derived from review of our estimated expenses, including without limitation, anticipated compensation payments, estimated legal and accounting fees, rent, payroll and other taxes payable, miscellaneous office expenses and expenses accrued in our financial statements. There can be no assurance that the contingency reserve, in fact, will be sufficient. After the liabilities, expenses and obligations (whether known or unknown) for which the contingency reserve had been established have been satisfied in full, we may distribute any remaining portion of the contingency reserve to the holders of common shares on a pro rata basis. If this is not economically feasible, the board of directors may, at its discretion, donate the unused portion of the contingency reserve to a charitable organization of its choice.

         If deemed necessary, appropriate or desirable by the board of directors for any reason, we may, from time to time, transfer any of our unsold assets to one or more liquidating trusts established for your benefit (subject to creditors claims), which property would thereafter be sold or distributed on terms approved by our trustees. If all of our assets (other than the contingency reserve) are not sold or distributed prior to the third anniversary of the effective date of the dissolution, we may transfer in final distribution such remaining assets to a liquidating trust. The board of directors may also elect in its discretion to transfer the contingency reserve, if any, to such a liquidating trust. We would not make any transfers to liquidating trusts prior to receiving any necessary government approval for the transfer.

         The purpose of a liquidating trust would be to distribute such property or to sell such property on terms satisfactory to the liquidating trustees, and distribute the proceeds of such sale after paying the liabilities of Menley & James, if any, assumed by the trust, to you. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any of our expenses and liabilities which remain unsatisfied. If the contingency reserve transferred to the liquidating trust is exhausted, such expenses and liabilities will be satisfied out of the liquidating trust's other unsold assets.

         If assets are transferred to a liquidating trust, we would distribute to you beneficial interest in any of the liquidating trust or trusts. We anticipate that the interests in any such trusts will not be transferable. For federal income tax purposes you would be deemed to have received your pro rata share of property transferred to the liquidating trust or trusts. Additionally, as long as you hold the beneficial interest in the trust, you will take into account for tax purposes your allocable portion of any income, gain or loss realized by such liquidating trust or trusts.

         The dissolution and liquidation plan authorizes the board of directors to appoint one or more individuals or entities to act as trustee(s) of the liquidating trust(s) and to cause Menley & James to enter into a liquidating trust agreement or agreements with such trustee(s) on such terms and conditions as may be approved by the board of directors. It is anticipated that the board of directors will select such trustee(s) on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust(s) and the ability of such individual or entity to serve the best interests of our creditors and you. We have not determined whether it would require that a majority of the trustees be independent of our management. Your approval of the dissolution and liquidation plan will also constitute your approval of any such appointment and any liquidating trust agreement(s).

         We have no present plans to use a liquidating trust or trusts because we have already sold substantially all of our assets for cash and transferred substantially all of our liabilities in the sale, and, therefore, no liquidating trust may be required. However, the board of directors believes the flexibility provided by the dissolution and liquidation plan with respect to the liquidating trusts to be advisable. Any trust would be evidenced by a trust agreement between Menley & James and the trustees. The purpose of the trust would be to serve as a temporary repository for the trust property prior to its disposition or distribution, first to our creditors and to pay the expenses associated with the liquidation and dissolution, and then to you, on a pro rata basis. The transfer to the trust and distribution of interests therein to you would enable us to divest ourselves of the trust property. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to you, to be held in trust for the benefit of your beneficiaries subject to the terms of the trust agreement and claims of creditors. We anticipate that the interest would be evidenced only by the records of the trust and there would be no certificates or other tangible evidence of such interests, and that you would not be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange common shares in order to receive the interests. It is further anticipated, although not required, that pursuant to the trust agreements:

          o approval of a majority of the trustees would be required to take any action; and

          o the trust would be irrevocable and would terminate after the earlier of
               -   the trust property having been fully distributed,
               - a majority of the trustees having approved of such termination, or
               - a specified number of years having elapsed after the creation of the trust.

Abandonment and Amendment.

         Under the dissolution and liquidation plan, the board of directors may modify, amend or abandon the dissolution and liquidation plan, notwithstanding stockholder approval, to the extent permitted by Delaware law. We will not amend, modify, or abandon the dissolution and liquidation plan under circumstances that would require additional stockholder solicitations under Delaware law or the federal securities laws without complying with Delaware law and the federal securities laws.

Listing and Trading of the Common Shares and Interests in Any Liquidating Trust or Trusts.

         We currently intend to close our stock transfer books on the effective date of the dissolution and, at such time, to cease recording stock transfers and issuing stock certificates (other than replacement certificates). Accordingly, it is expected that trading in our common shares will cease on and after such date, and our common shares will be de-listed on the Nasdaq Small Cap market. Additionally, we expect to deregister our common shares under Rule 12g-4 of the Securities Exchange Act of 1934 in connection with our anticipated formal winding up and dissolution. Upon such deregistration, we will no longer be required to file reports with the Securities and Exchange Commission

         The interest in any liquidating trust for your benefit is not expected to be transferable.

Potential Liability of Stockholders Subsequent to the Dissolution.

         Following the liquidation and dissolution of Menley & James, it is possible that some claims may still exist which could be asserted against us. Delaware law provides that, if the assets of a corporation are distributed in connection with the dissolution of a corporation, a stockholder may be liable for claim(s) against the corporation. Your potential liability for any such claims against Menley & James would be limited to the lesser of (i) your pro rata share of the such claims, or (ii) the actual amount distributed to you in connection with the dissolution. Your aggregate liability for any claims against Menley & James, after it is dissolved, will not exceed the amount actually distributed to you in the dissolution.

Certain Federal Income Tax Consequences.

       Introduction. The following is a summary of the material Federal income tax consequences of the dissolution and liquidation plan to Menley & James and the stockholders who are individuals residing in one or more states and are citizens of the United States. This summary is based on the Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations promulgated under the Internal Revenue Code, existing administrative interpretations and court decisions, all of which are subject to change. Any such changes may be applied retroactively. Furthermore, this summary does not purport to discuss all aspects of Federal income taxation that may be applicable to corporations, nonresident foreigners or other stockholders who are individuals for Federal income tax purposes but are not taxed as United States citizens, nor does it address any aspects of state, local or foreign tax laws.

       This summary assumes that we will dissolve substantially in accordance with the dissolution and liquidation plan. We have not requested a ruling from the IRS or obtained an opinion of counsel with respect to the anticipated tax treatment of the dissolution and liquidation plan. If any of the conclusions stated under "Certain Federal Income Tax Consequences" proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the creditors and possibly you and Menley & James from the liquidation.

       This summary is included for general information purposes only and does not purport to be a complete analysis or description of all potential Federal income tax consequences of our dissolution. In addition, the following discussion does not address tax consequences which may vary with, or are contingent on, individual circumstances. Accordingly, this summary does not constitute legal advice to any stockholder. You are urged to consult with your own tax advisor regarding the specific consequences of the dissolution and liquidation plan, including the federal, state, local and foreign tax consequences of the Menley & James dissolution that may be applicable to you.

       Consequences to Menley & James. After the approval of the dissolution and liquidation plan and until the liquidation is completed, we will continue to be subject to income tax on our taxable income. We will recognize gain or loss on sales of our property pursuant to the dissolution and liquidation plan. Upon distributions, if any, of property to you pursuant to the dissolution and liquidation plan, we will recognize gain or loss as if such property was sold to the you at its fair market value, unless certain exceptions to the recognition of loss apply. As it is anticipated that no such exception will apply, we should recognize gain or loss on any distribution of property to you pursuant to the dissolution and liquidation plan.

       We may discharge our liabilities at less than the face amount of such liabilities. Our discharge of liabilities, at less than face amount, will result in our realization of income to the extent of the excess of the face amount of the liabilities over the amount paid in satisfaction thereof. However, it is unlikely there will be any material tax payments payable by us at the corporate level because of the net operating losses we have previously incurred.

       Consequences to Stockholder. As a result of our liquidation, you will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to you and the fair market value (at the time of distribution) of property distributed to you, and (ii) your adjusted tax basis for your shares of stock. Your adjusted tax basis in your shares will depend upon various factors, including your cost and the amount and nature of any distributions you received from us with respect to the stock.

       Liquidating distributions made by Menley & James will be allocated proportionately to each common share you own. The value of each liquidating distribution will be applied against and reduce your tax basis in your shares of stock. Gain will be recognized by reason of a liquidating distribution only to the extent that the aggregate value of such distributions received by a you with respect to a share exceeds your adjusted tax basis for that share. Any loss will generally be recognized if the aggregate value of the liquidating distributions with respect to a share is less than your tax basis for that share.

       A loss can be claimed in the year that all distributions have occurred, other than de minimis distributions. If we retain only the expected $50,000 for the contingency reserve, a loss could be claimed for the year in which we distribute the $2.13 per share, even though there is the potential for a second distribution in a subsequent year. A capital gain is long term if the stock is held for more than one year when the initial liquidating distribution is received. The maximum federal income tax rate applicable to individuals is generally 20%. The gain or loss you recognize will be capital gain or loss provided you hold the shares as capital assets. Deductions for capital losses, whether short or long term, are subject to various limitations.

       In the unlikely event that we make any distribution of property other than cash, your tax basis in such property immediately after the distribution will be the fair market value of such property as of the time of distribution. The gain or loss realized upon the your future sale of that property will be measured by the difference between your tax basis in the property at the time of such sale and the sales proceeds.

       After the close of our taxable year, we will provide you and the IRS with a statement of the amount of cash distributed to you and our best estimate as to the value of the property, if any, distributed to you during that year. In the case of property, we will determine the fair market value based upon reports by independent appraisers or such other evidence as we shall elect. There is no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by you might be changed. Distributions of property other than cash to you could result in your tax liability exceeding the amount of cash you received, requiring you to meet the tax obligations from other sources.

         While we have no present plans to do so, it is possible that we may transfer certain assets, including the contingency reserve to a liquidating trust, and distribute to you a beneficial ownership in the trust. For federal income tax purposes you would be deemed to have received your pro rata share of the property transferred by us to the trust, and the rules described above for the calculation of gain or loss would apply. Additionally, as a beneficial owner of the liquidating trust, you would, on a general basis, take into account for federal income tax purposes your allocable portion of any income gain or loss realized by the trust.

         Any distribution made pursuant to the dissolution and liquidation plan will be subject to the information reporting rules issued by the Internal Revenue Service, and the back-up withholding rules of the Code. We will be required to withhold 31% of any liquidating distributions to be made to you unless you have provided us with the appropriate documentation (generally a W-9) to preclude such withholding, or you are exempt from back-up withholding without the need to provide us with documentation.

No Appraisal Rights.

       You are not entitled to dissenters' or appraisal rights with respect to the dissolution and liquidation plan under the applicable provisions of Delaware law, our Restated Certificate of Incorporation or our Bylaws.

Regulatory Approvals.

       Menley & James is not subject to any federal or state regulatory approvals required to consummate the dissolution, other than the filing of this Proxy statement with the SEC and compliance with the securities or blue sky laws of various states, and the applicable laws of the State of Delaware governing the dissolution of corporations, to which we expect to comply in the ordinary course.

Interest of Certain Persons in the Dissolution.

         All of our officers and directors own common shares and/or options to purchase common shares and, to that extent, their interest in the dissolution is the same as yours. After the dissolution becomes effective, Lawrence D. White, our President and Chief Executive Officer, shall be compensated at a rate of $2500 per year and $100 per hour for his services in performance of acts necessary to wind up and liquidate our business and affairs.

         Additionally, Mr. White has a severance agreement with Menley & James under which he is entitled to severance pay and other benefits upon his termination of employment. Following his termination, he is entitled to a lump sum payment of one year's base salary at the rate in effect immediately before the date of termination. If he has not secured other full-time employment by the first anniversary of the date of termination, he is entitled to additional monthly payments equal to his monthly base salary in effect immediately before the date of termination, beginning on the first anniversary of his date of termination and continuing until the earlier of his securing full-time employment or the expiration of six months. Mr. White's health and life insurance benefits will also continue for eighteen months following his termination unless he receives health and life insurance benefits from another employer.

               MARKET PRICE OF MENLEY AND JAMES' COMMON EQUITY AND
                           RELATED STOCKHOLDER MATTERS

       Our common shares are traded under the symbol "MENJ." From January 21, 1992 until November 10, 1994, our common shares were traded on the Nasdaq National Market System. As a result of our aggregate market value, trading with respect to our common shares moved to the Nasdaq SmallCap Market on November 11, 1994. The following table shows the quarterly high and low closing bids for our common shares on the Nasdaq SmallCap Market. Prices represent quotations between dealers without adjustment for retail markups, markdowns and commissions and may not necessarily represent actual transactions.


Quarter ended                                   High            Low
-------------                                   ----            ---
March 31, 1997............................   $ 1 9/16       $ 1 5/32
June 30, 1997.............................     1 3/8          1 1/4
September 30, 1997........................     1 29/32        1 5/16
December 31, 1997.........................     1 3/4          1 3/16
March 31, 1998............................     1 7/16         1 3/16
June 30, 1998.............................     1 17/32        1 5/16
September 30, 1998........................     2 1/4          1 1/2
December 31, 1998.........................     2 9/32         1 13/32
March 31, 1999............................     2 11/32        2 1/32
June 30, 1999.............................     2 23/32        2
September 30, 1999........................     2 7/8          2 5/16
December 31, 1999.........................     2 3/8          2
Through January 14, 2000..................     2 1/4          2


       On January 14, 2000, the last reported closing price of our common shares on the Nasdaq SmallCap Market was $2.00 per share. As of January 14, 2000, there were approximately 61 holders of record of our common shares.

       We have never paid cash dividends on our capital stock and do not anticipate ever paying cash dividends.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information, as of November 30, 1999, regarding the beneficial ownership of common shares by (i) each person known by Menley & James to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of Menley & James, (iii) each of the named executive officers, and (iv) all directors and named executive officers of Menley & James as a group. As of such date, there were 6,376,320 common shares outstanding. Except as otherwise noted, the named beneficial owner has sole voting and investment power with respect to the common shares.


                                                                   Amount and Nature           Percent
Name and Address                                                of Beneficial Ownership       of Class
----------------                                                -----------------------       --------
Warburg, Pincus Investors, L.P. (1) ........................            3,020,478               47.4%
  466 Lexington Avenue
  New York, New York 10017

James E. Thomas  (1) .......................................            3,020,478               47.4%
  466 Lexington Avenue
  New York, New York  10017

Peter J. Carr ..............................................              160,046               2.5%

James T. McMillan, II  (2) .................................              145,000               2.3%

Bruce W. Simpson  (3) ......................................               60,000               0.9%

Lawrence D. White   ........................................              295,121               4.6%

Greg L. Kearl  .............................................              235,416               3.7%

Harvey Houtkin (4) .........................................              344,511               5.4%
  160 Summit Avenue
  Montvale, New Jersey  07645


All named executive officers and directors as a group (6
persons) (5) ...............................................            3,916,061               60.3%

-----------------------------

(1) Warburg, Pincus Investors, L.P. ("Warburg, Pincus") is a Delaware limited partnership engaged in making venture capital and related investments. The sole general partner of Warburg, Pincus is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Co., LLC ("EMW LLC") manages Warburg, Pincus. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control both WP and EMW LLC. Mr. Thomas, a director of Menley & James, is a Managing Director and member of EMW LLC and a general partner of WP. As such, Mr. Thomas may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934 (the "Exchange Act")) in an indeterminate portion of the common shares beneficially owned by Warburg, Pincus. All of the common shares indicated as owned by Mr. Thomas are owned directly by Warburg, Pincus and are included because of Mr. Thomas' affiliation with Warburg, Pincus. Mr. Thomas disclaims "beneficial ownership" of these common shares within the meaning of Rule 13d-3 under the Exchange Act, except to the extent of his indirect pecuniary interest.

(2) Includes (i) 85,000 common shares held by the James T. McMillan, II Trust, and (ii) 60,000 common shares issuable upon exercise of options which are currently exercisable.

(3) Represents 60,000 common shares issuable upon exercise of options which are currently exercisable.

(4) Based on the Schedule 13G filed by Harvey Houtkin on April 30, 1999, this includes shares owned by Mr. Houtkin's wife, as to which Mr. Houtkin disclaims beneficial ownership.

(5) Includes 120,000 common shares issuable upon exercise of options which are currently exercisable.

                       WHERE YOU CAN FIND MORE INFORMATION

       Menley & James files annual, quarterly and special reports, proxy statements and other information with the SEC. These materials contain additional information about Menley & James. You can read and copy these materials at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information about the SEC's public reference rooms. Some of this information may also be accessed electronically through the SEC's Internet site at http://www.sec.gov. Reports, proxy statements, and other information concerning Menley & James may also be inspected at the offices of the National Association of Security Dealers, Inc., 1735 "K" Street, N.W., Washington, D.C. 20006.

                           INCORPORATION BY REFERENCE

       The SEC allows us to "incorporate by reference" information into this proxy statement, which means we can disclose important information by referring you to other documents filed separately with the SEC. Information incorporated by reference is considered part of this proxy statement, except to the extent that the information is superceded by information in this proxy statement. This proxy statement incorporates by reference the information contained in the following documents previously filed by Menley & James with the SEC (SEC file number 0-19788):

          I. Menley & James Annual Report on Form 10-K for the year ended December 31, 1998 (a copy of which is attached hereto as Annex B-1);

          II. Menley & James Quarterly Report on Form 10-Q for the three months ended March 31, 1999;

          III. Menley & James Quarterly Report on Form 10-Q for the three months ended June 30, 1999; and

          IV. Menley & James Quarterly Report on Form 10-Q for the three months ended September 30, 1999 (a copy of which is attached hereto as Annex B-2).

         We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and before we file the Certificate of Dissolution with the State of Delaware.

       If you are a Menley & James stockholder and would like to receive a copy of any document incorporated by reference into this proxy statement (which will not include any of the exhibits to the documents other than those exhibits that are themselves specifically incorporated by reference into this proxy statement), you should write to Lawrence D. White, President and Chief Executive Officer, Menley & James, Inc., 125 Strafford Avenue, Suite 300, Wayne, Pennsylvania 19087, or call him at (610) 975-4540.

       Menley & James has not authorized anyone to give information different from the information contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated January 19, 2000. You should not assume that the information contained in this proxy statement is accurate as of any later date, and the mailing of this proxy statement to you shall not create any implication to the contrary.

--------------------------------------------------------------------------------


                              MENLEY & JAMES, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS OF MENLEY & JAMES, INC.
                             IN CONNECTION WITH THE
                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 23, 2000

       The undersigned stockholder of Menley & James hereby appoints Lawrence D. White and Peter J. Carr, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution to vote all the shares of the Company's common stock, par value $.01 per share, which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Menley & James to be held on February 23, 2000, and at any adjournment or postponement of such meeting, with all powers which the undersigned would possess if personally present, in the manner indicated on the reverse side of this proxy and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED AGAINST ITEM 1 AS INDICATED ON THE REVERSE SIDE HEREOF.

(Continued on reverse side)
---------------------------- FOLD AND DETACH HERE ------------------------------

If no direction is made, this proxy will be voted against proposal 1.
Please mark your votes as indicated in this example     [ x ]

1. The approval and adoption of the Plan of Dissolution and Liquidation, involving the proposed complete dissolution and liquidation of Menley & James.

                  FOR [    ]        AGAINST [    ]           ABSTAIN [    ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



Dated: _________________, 2000


------------------------------
          (Signature)

------------------------------
  (Signature if held jointly)


PLEASE COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

----------------------------- FOLD AND DETACH HERE -----------------------------




                                ADMISSION TICKET

                                 Special Meeting
                                       of
                              Menley & James, Inc.
                          Wednesday, February 23, 2000
                                   10:00 a.m.
                        Hotel Inter-Continental New York
                              111 East 48th Street
                               New York, New York


--------------------------------------------------------------------------------



                                     Agenda


                    * Proposal to approve & adopt the Plan of Liquidation and Dissolution
                    *    Discussion on matters of current interest
                    *    Informal discussion among stockholders in attendance


--------------------------------------------------------------------------------

                                                                         ANNEX A

                              MENLEY & JAMES, INC.

                       PLAN OF DISSOLUTION AND LIQUIDATION

                  This Plan of Dissolution and Liquidation (the "Plan") is intended to accomplish the complete liquidation and dissolution of Menley & James, Inc., a Delaware corporation (the "Company"), in accordance with Section 275 and other applicable provisions of the General Corporation Law of Delaware ("DGCL") and in accordance with Sections 331 and 336 of the Internal Revenue Code of 1986, as amended (the "Code").

                  1.       Approval and Adoption of Plan

                  This Plan shall be effective when all of the following steps have been completed:

                        (a) Resolutions of the Company's Board of Directors (the "Board"). The Company's Board shall have adopted a resolution or resolutions with respect to the following:

                              (i) Complete Liquidation and Dissolution: The
Board shall determine that it is deemed advisable for the Company to be liquidated completely and dissolved.

                              (ii) Adoption of the Plan: The Board shall approve
this Plan as the appropriate means for carrying out the complete liquidation and dissolution of the Company.

                              (iii) Sale of Assets: The Board shall determine
that, as part of the Plan, it is deemed expedient and in the best interests of the Company to sell all or substantially all of the Company's assets in order to facilitate liquidation and distribution to the Company's creditors and stockholders, as appropriate.

                        (b) Adoption of This Plan by the Company's Common Stockholders. The holders of a majority of the outstanding shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), entitled to vote shall have adopted this Plan, including the dissolution of the Company and those provisions authorizing the Board to sell all or substantially all of the Company's assets, by written consent or at a special meeting of the stockholders of the Company called for such purpose by the Board.

                  2.       Dissolution and Liquidation Period

                  Once the Plan is effective, the steps set forth below shall be completed at such times as the Board, in its absolute discretion, deems necessary, appropriate or advisable. Without limiting the generality of the foregoing, the Board may instruct the officers of the Company to delay the taking of any of the following steps until the Company has performed such actions as the Board or such officers determine to be necessary, appropriate or advisable for the Company to maximize the value of the Company's assets upon liquidation; provided that such steps may not be delayed longer than is permitted by applicable law.

                        (a) The filing of a Certificate of Dissolution of the Company, (the "Certificate of Dissolution") pursuant to Section 275 of the DGCL specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution will become effective (the "Effective Date"), and the completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate the corporate existence of the Company;

                        (b) The cessation of all of the Company's business activities and the withdrawal of the Company from any jurisdiction in which it is qualified to do business, except and insofar as necessary for the sale of its assets and for the proper winding up of the Company pursuant to Section 278 of the DGCL;

                        (c) The negotiation and consummation of sales of all of the assets and properties of the Company, including the assumption by the purchaser or purchasers of any or all liabilities of the Company, insofar as the Board of the Company deems such sales to be necessary, appropriate or advisable;

                        (d) The full payment and discharge, or creation of a contingency reserve which will adequately provide for the full payment, of all claims and obligations of the Company, including those that likely to arise or become known to the Company within ten years after the Effective Date. If there are insufficient assets to pay all claims and obligations in full, claims and obligtions shall be paid or provided for according to their priority, and among claims of equal priority, ratably to the extent of assets legally available therefore.

                        (e) The distribution of the remaining funds of the Company and the distribution of remaining unsold assets of the Company, if any, to its stockholders.

                  If the Board determines to follow the procedures described in
Section 280 of the DGCL, then the additional steps set forth below shall, to the extent necessary or appropriate, be taken:

                                (i) The giving of notice of the dissolution to
all persons having a claim against the Company and the rejection of any such claims in accordance with Section 280 of the DGCL;

                                (ii) The offering of security to any claimant on
a contract whose claim is contingent, conditional or unmatured in an amount the Company determines is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer in accordance with Section 280, of the DGCL;

                                (iii) The petitioning of the Delaware Court of
Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (i) claims that are the subject of pending litigation against the Company, and (ii) claims that have not been made known to the Company or, that have not arisen, but are likely to arise or become known within five (5) years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery), each in accordance with Section 280 of the DGCL;

                                (iv) The payment, or the making of adequate
provision for payment, of all claims made against the Company and not rejected, in accordance with Section 280 of the DGCL;

                                (v) The posting of all security offered and not
rejected and all security ordered by the Court of Chancery in accordance with
Section 280 of the DGCL; and

                                (vi) The payment, or the making of adequate
provision for payment, of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Company.

                  Notwithstanding the foregoing, the Company shall not be required to follow the procedures described in Section 280 of the DGCL, and the adoption of the Plan by the Company's Common stockholders shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provision of the DGCL, including, without limitation, Section 281(b) thereof.

                  3.       Authority of Officers and Directors

                  After the Effective Date, the Board and the officers of the Company shall continue in their positions for the purpose of winding up the affairs of the Company as contemplated by Delaware law. The Board may appoint officers, hire employees and retain independent contractors in connection with the winding up process, and is authorized to pay to the company's officers, directors and employees, or any of them, compensation or additional compensation above their regular compensation, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. Adoption of this Plan by holders of a majority of the outstanding shares of Common Stock shall constitute the approval of the Company's stockholders of the Board's authorization of the payment of any such compensation.

                  The adoption of the Plan by the Company's common stockholders shall constitute full and complete authority for the Board and the officers of the Company, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character which the Board or such officers deem necessary, appropriate or advisable: (i) to sell, dispose, convey, transfer and deliver the assets of the Company, whether before or after the Effective Date, (ii) to satisfy or provide for the satisfaction of the Company's obligations in accordance with Sections 280 and 281 of the DGCL, (iii) to distribute all of the remaining funds of the Company and any unsold assets of the Company to the Company's common stockholders, and (iv) to dissolve the Company in accordance with the laws of the State of Delaware and cause its withdrawal from all jurisdictions in which it is authorized to do business.

                  4. Conversion of Assets Into Cash or other Distributable Form

                  Subject to approval by the Board, the officers, employees and agents of the Company, shall, as promptly as feasible and whether before or after the Effective Date, proceed to collect all sums due or owing to the Company, to sell and convert into cash any and all corporate assets and, out of the assets of the Company, to pay, satisfy and discharge or make adequate provision for the payment, satisfaction and discharge of all debts and liabilities of the Company pursuant to Section 2 above, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan.

                  5. Contingency Reserve

                  It is specifically contemplated that the Board may establish a contingency reserve of $50,000 ("Contingency Reserve") for the payment of expenses and liabilities, including expenses in connection with completion of the Dissolution Plan. If any of the money set aside in the Contingency Reserve is not ultimately required for payment of Company expenses and liabilities, the Company may, in the absolute discretion of the Board, either make a second distribution to its stockholders of the unused portion of such money or donate the unused portion of the money to a charitable organization.

                  6. Professional Fees and Expenses

                  It is specifically contemplated that the Board may authorize the payment of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company, including, among other things, to cover any costs payable pursuant to the indemnification of the Company's officers or members of the Board provided by the Company pursuant to its Certificate of Incorporation and Bylaws or the DGCL or otherwise.

                  In addition, in connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

                  7. Indemnification

                  The Company shall continue to indemnify its officers, directors, employees and agents in accordance with its Certificate of Incorporation and Bylaws and any contractual arrangements, for actions taken in connection with this Plan and the winding up of the affairs of the Company. The Board, in its absolute discretion, is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover the Company's obligations hereunder.

                  8. Liquidating Trust

                  The Board may establish a Liquidating Trust (the "Liquidating Trust") and distribute assets of the Company to the Liquidating Trust. The Liquidating Trust may be established by agreement with one or more Trustees selected by the Board. If the Liquidating Trust is established by agreement with one or more Trustees, the trust agreement establishing and governing the Liquidating Trust shall be in form and substance determined by the Board. In the alternative, the Board may petition the Delaware Court of Chancery for the appointment of one or more Trustees to conduct the liquidation of the Company subject to the supervision of the Court. Whether appointed by an agreement or by the Court, the Trustees shall in general be authorized to take charge of the Company's property, and to collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company.

                  9. Liquidating Distributions

                  Liquidating distributions, in cash or in kind, shall be made after the adoption of the Plan by the holders of record, at the close of business on the date of the filing of a Certificate of Dissolution of the Company as provided in Section 2 above, of outstanding shares of stock of the Company, pro rata in accordance with the respective number of shares then held of record; provided that in the opinion of the Board adequate provision has been made for the payment, satisfaction and discharge of all known, unascertained or contingent debts, obligations and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the sale of assets and complete liquidation of the Company). All determinations as to the time for and the amount and kind of distributions to stockholders shall be made in the exercise of the absolute discretion of the Board and in accordance with
Section 281 of the DGCL.

                  Any assets distributable to any creditor or stockholder of the Company who is unknown or cannot be found, or who is under a disability and for whom there is no legal representative, shall escheat to the state or be treated as abandoned property pursuant to applicable state law.

                  10. Amendment, Modification or Abandonment of Plan

                  If for any reason the Company's Board determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan and all action contemplated thereunder, notwithstanding stockholder approval, to the extent permitted by the DGCL; provided, however, that the Company will not amend to modify the Plan under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws. Upon the abandonment of the Plan, the Plan shall be void.

                11. Cancellation of Stock and Stock Certificates

                  After known liabilities of the Company have been paid to the full extent possible, and the remaining assets of the Company have been distributed to the stockholders, the stockholders shall surrender any and all certificates representing the stock of this Company and shall have no further rights against the Company, whether arising out of each stockholder's status as a stockholder or as a creditor of the Company.

                  Following the dissolution of the Company, the Company's stock transfer books shall be closed and the Company's capital stock and stock certificates evidencing the Company's Common Stock will be treated as no longer being outstanding.

                  12. Liquidation under Section 331 and 336.

                  It is intended that this Plan shall be a plan of complete liquidation within the terms of Sections 331 and 336 of the Code. The Plan shall be deemed to authorize such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of said Sections 331 and 336.

                  13. Filing of Tax Forms

                  The appropriate officer of the Company is authorized and directed, within thirty (30) days after the effective date of the Plan, to execute and file a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be appropriate in connection with this Plan and the carrying out thereof.

                                                                       ANNEX B-1


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-K
              [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                   For the fiscal year ended December 31, 1998

                        Commission file number: 000-19788

                              MENLEY & JAMES, INC.
             (Exact name of Registrant as specified in its charter)


        Delaware                                        23-2621602
(State of incorporation)                   (I.R.S. Employer Identification No.)

                         125 Strafford Avenue, Suite 300
                            Wayne, Pennsylvania 19087
                    (Address of principal executive offices)
                  Registrants telephone number: (610) 975-4540


           Securities registered pursuant to Section 12(b) of the Act:
                                      None

           Securities registered pursuant to Section 12(g) of the Act:
                     Common Stock, par value $.01 per share

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No ____
         Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrants knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]
         The aggregate market value of the voting stock held by nonaffiliates of the registrant, as of March 19, 1999, was $5,170,823.
         The number of shares of the registrants common stock, par value $.01 per share, outstanding as of March 19, 1999, was 6,169,040.

                      Documents Incorporated by Reference:

            Document                             Part(s) Into Which Incorporated

(1) Proxy Statement to be used in                         Part III
connection with the Annual Meeting of
Stockholders to be held May 19, 1999
(the Proxy Statement). With the
exception of the pages of the Proxy
Statement specifically incorporated by
reference herein, the Proxy Statement
is not deemed to be filed as a part of
this Form 10-K.

            Important Factors Relating to Forward-Looking Statements

         The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. In connection with certain forward-looking statements contained in this Annual Report on Form 10-K and those that may be made in the future by or on behalf of Menley & James, Inc., we note that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Among the most significant of these factors are:

                    o the operations and financial condition of any company that we might acquire or with which we might merge;
                    o our ability to raise additional cash if it is necessary to consummate an acquisition or infuse capital into a new business;
                    o our lack of experience in any new business in which we might engage; and
                    o the attendant risks inherent in establishing a new line of business.

Accordingly, there can be no assurance that the forward-looking statements contained in this Annual Report will be realized or that actual results will not be significantly higher or lower. The inclusion of the forward-looking statements contained in this Annual Report should not be regarded as a representation by Menley & James, Inc. or any other person that the forward-looking statements contained in this Annual Report will be achieved. In light of the foregoing, readers of this Annual Report are cautioned not to place undue reliance on the forward-looking statements contained herein.

Item 1.  Business(1)

Overview

         Menley & James, Inc., a Delaware corporation, was incorporated in 1990. Until November 1998, we produced and marketed a diverse portfolio of over-the-counter pharmaceutical and toiletry products. These brands were sold in drug stores, supermarkets and other mass merchandisers throughout the United States. We began our operations in 1990, with 32 brands which we acquired from SmithKline Beecham Corporation.

         Our strategy was to systematically develop and execute targeted programs for specific brands so as to identify a product that would provide sufficient sales response to become our lead product. Through strategic ventures, we developed three new brands: Derifil, Humibid and Capasaicin. During 1997, we focused our development and marketing efforts on the brands Benzedrex, Derifil and Humibid Guaifenesin Plus. In 1998, we focused on marketing the brands Albolene, Benzedrex and Humibid. We devoted significant time and resources to expanding the business through acquisitions. However, we concluded that continued focus on the retail over-the-counter pharmaceutical and toiletry marketplace

--------
         (1) References to Menley & James, our and we in this report include Menley & James, Inc. and its wholly-owned operating subsidiary, Menley & James Laboratories, Inc., except where the context requires otherwise.

would not be the best way to increase stockholder value and began to solicit prospective purchasers to acquire the business.

         On November 23, 1998, we sold substantially all of our assets to Numark Laboratories, Inc. Under the terms of the sale, Numark paid us $13.43 million in cash and assumed substantially all of our liabilities. The only assets and liabilities which Menley & James retained were our office lease and certain automobile and equipment leases, certain insurance policies, the corporate names Menley & James, Inc. and Menley & James Laboratories, Inc. and approximately $2.0 million in cash to pay costs and expenses associated with the sale, including employee severance payments.

         At December 31, 1998, as a result of the sale, we had the following:

                    o    approximately $14 million in cash;
                    o    no debt;
                    o an estimated $5.6 million of net operating loss carry-forwards and an estimated $24.1 million in capital loss carry-forwards, which may be used to offset future taxable income, if any; and
                    o    6,163,520 outstanding common shares.

         The foregoing description of the sale is qualified in its entirety by the full text of the Asset Purchase Agreement, dated as of August 21, 1998 (as amended, the Agreement) between Menley & James and Numark, which is incorporated by reference into this Form 10-K as set forth under it in Exhibits 2.1, 2.2, and 2.3.

Strategy of Post-Sale Menley and James

         Consummation of the sale terminated Menley & James production and marketing operations. We presently have no operating business. Since the sale, we have been seeking to effect a business combination, outside of the over-the-counter pharmaceutical and toiletry business, with an operating business in an effort to maximize stockholder value.

         Of the various methods and forms by which we may structure a business combination, we are considering using a merger, an exchange of capital stock, an acquisition of assets, a strategic investment in a minority interest or other similar business combination. The actual form and structure of a business combination will depend upon numerous factors pertaining to the new operating business and its stockholders as well as potential tax and accounting treatments afforded the business combination. Additionally, any business combination in which we might participate will depend on the availability of attractive candidates and our ability to finance any such business combination. We intend to use our remaining cash, together with additional equity or debt, or a combination of these, to achieve a business combination. The amount and nature of any borrowings we make will depend on a number of considerations including our capital requirements, our perceived ability to service such debt and prevailing conditions in the financial markets and the general economy.

         Lawrence D. White is Menley & James sole employee. With the assistance of consultants, he is administering our affairs, including financial reporting matters, general administrative concerns and the payment of retained liabilities. Additionally, he is implementing our strategy of pursuing a business combination with a new operating business at the direction of the Board of Directors and with the assistance of Warburg, Pincus Investors, L.P. Since the sale, Menley & James has contacted approximately 35 underwriters, reviewed approximately 150 withdrawn or postponed initial public offerings and contacted 20 of these firms, attended the Mid-Atlantic Venture Fair, identified approximately 225 prospective venture capital firms which may have access to potential candidates for a business combination and contacted 18 of them, and reviewed and rejected more than 20 specific business proposals. Thus far, we have made no agreements, commitments or understandings with any candidates for a business combination.

Executive Officer of Menley & James

         Since the sale in November, 1998, Mr. White has been our sole employee and executive officer. Mr. White, age 53, serves as our President and Chief Executive Officer, offices he has held since Menley & James inception in 1990. From January 1986 to May 1990 he was Vice President of Marketing and Sales for SmithKline Consumer Products, a division of SmithKline Beecham Corporation. Prior to working at SmithKline Beecham Corporation, Mr. White was at Revlons Norcliff Thayer Division as Vice President of Marketing from 1982 to 1985, as Director of Brand Management from 1981 to 1982, as Marketing Group Director from 1978 to 1981, and as a Brand Manager from 1977 to 1978.

         Mr. White was selected by and serves at the discretion of the Board of Directors.

Factors Which May Affect Results

         Menley & James ability to acquire and to successfully and profitably operate a new operating business, if any, will be subject to various risk factors including the following:

         No Operating History. Risks, expenses, problems and delays, with no assurance of profitability, are inherent in our establishment of a new line of business in which we have no operating history.

         Acquisition Risks. The success of Menley & James acquisition strategy is dependent on the operations, financial condition and management of the companies with which we may merge or which we may acquire. In order to effect an acquisition, we may incur indebtedness which we will need to repay. If we make an investment by acquiring a minority interest in a business, then we will lack control over the operations and strategy of the business.

         Unspecified Business Risks. Until we have identified the business opportunities in which we will attempt to obtain an interest, we cannot describe the specific risks presented by such business. If we combine with a financially unstable company or an entity in its early stage of development or growth, we will be subject to the risks inherent in the business and operations of such companies. If we combine with an entity in an industry characterized by a high level of risk, we will be subject to the currently unascertainable risks of that industry. Our new operating business may involve an unproven product, technology or marketing strategy, the ultimate success of which can not be assured. Our investment in a business opportunity may be highly illiquid and could result in a total loss if the opportunity is unsuccessful.

         Need for Additional Financing. We may need to raise additional cash to consummate a business combination or infuse capital into a new operating business. Our limited resources and lack of operating history may make it difficult to borrow funds on commercially acceptable terms. The incurrence of debt would likely subject us to restrictive financial covenants as well as the risk of interest rate fluctuations and the possible insufficiency of Menley & James cash flow to pay principal and interest. If we issue additional common shares to raise additional funds, the interests of current shareholders would be diluted and stockholders of a new operating business could possibly obtain a controlling interest in Menley & James. Alternately, if we issue preferred stock, the preferred stockholders may have rights or privileges senior to those of the holders of our common shares.

         Regulation. Menley & James does not intend to become an investment company and is currently relying on the transient investment company one-year exemption under Rule 3a-2 of the Investment Company Act of 1940. However, if we do not acquire a new operating business within one year of the sale and continue to invest the net proceeds of the sale in investment securities, we may be required to register as an investment company under the 1940 Act. If we are a registered investment company, we will be subject to a substantial increase in the regulation of Menley & James and to the additional expenses of compliance.

         Limited Management Resources and Experience. Menley & James is currently managed solely by Mr. White, assisted by consultants on an as needed basis. Our success will depend on our ability to attract and retain key management and other personnel with the expertise required in connection with the growth and development of a new operating business.

         Scarcity of and Competition for Business Combinations. Many competitors in the business of seeking mergers with and acquisitions of small private entities have greater financial, technical, human and other resources than Menley & James.

         No Agreement for Business Combination or Other Transaction. Menley & James may not be successful in concluding a favorable business combination and there is no assurance that any such business combination will yield a financial return to our stockholders.

         Possible lack of Diversification. Our possible failure or inability to diversify our business activities may subject us to the risk of economic fluctuations within a particular business or industry.

         Tax Considerations. The anticipated income tax benefit of our net operating loss carry-forwards and capital loss carry-forwards may not be realized or may be decreased if the time period in which they may be used expires, or there is a change in control of Menley & James.

         Limited Public Market for Common Shares. The market price of our common shares could fluctuate significantly and there is no assurance that an active trading market for our common shares will be developed or maintained.

         Certain Anti-takeover Provisions. Menley & James charter and by-laws include certain provisions which may have the effect of delaying, deterring or preventing a future takeover or change in control absent approval of the Board of Directors. Our issuance of preferred stock could also make it more difficult for a third party to acquire a majority of the outstanding common shares and discourage a third party from attempting to do so. Finally, anti-takeover provisions of the Delaware General Corporation Law which restrict an interested stockholder from engaging in a business combination could delay or prevent a change in control of Menley & James.

Available Information

         We file proxy statements, reports and other information with the Securities and Exchange Commission (SEC). You may read and copy any materials we file with the SEC at the SECs Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. For more information on the operation of the Public Reference Room you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed through the SECs Internet address at http://www.sec.gov.

Item 2.  Properties.

         Because of our limited need for office space after the sale, we lease office space in Wayne, Pennsylvania for our corporate offices on a short-term basis.

Item 3.  Legal Proceedings.

         There are no legal proceedings pending against Menley & James or to which Menley & James is a party. To the knowledge of management, no such proceedings are threatened or contemplated.

Item 4.  Submission of Matters to a Vote of Security Holders.

         On November 23, 1998, Menley & James stockholders held a special meeting to consider whether to adopt and approve the agreement with Numark. Of the 6,163,520 common shares outstanding, 4,575,146 shares were present at the meeting. The stockholders voted to adopt and approve the Agreement as follows:
4,529,306 shares in favor; 43,415 shares against; and 2,425 shares abstaining.

                                     PART II

Item 5.  Market for Registrants Common Equity and Related Stockholder Matters.

         Our common shares are traded under the symbol MENJ. From January 21, 1992 until November 10, 1994, our common shares were traded on the Nasdaq National Market System. As a result of our aggregate market value, trading with respect to our common shares moved to the Nasdaq SmallCap Market on November 11, 1994. The following table shows the quarterly high and low closing bids for our common shares on the Nasdaq SmallCap Market. Prices represent quotations between dealers without adjustment for retail markups, markdowns and commissions and may not necessarily represent actual transactions.


         Quarter ended                         High            Low
         -------------                         ----            ---
         March 31, 1997..................   $ 1 9/16       $ 1 5/32
         June 30, 1997...................     1 3/8          1 1/4
         September 30, 1997..............     1 29/32        1 5/16
         December 31, 1997...............     1 3/4          1 3/16
         March 31, 1998..................     1 7/16         1 3/16
         June 30, 1998...................     1 17/32        1 5/16
         September 30, 1998..............     2 1/4          1 1/2
         December 31, 1998...............     2 9/32         1 13/32

         On March 19, 1999, the last reported closing price of our common shares on the Nasdaq SmallCap Market was $2 5/32 per share. As of March 19, 1999, there were approximately 69 holders of record of our common shares.

         We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future. Any future determinations to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of any future business combination with a new operating business, capital requirements and such other factors as the Board of Directors deems relevant.

Item 6. Selected Consolidated Financial Data.

         The following table sets forth our consolidated financial data for each of the years ended December 31, 1994 through 1998, which have been derived from Menley & James audited consolidated financial statements. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes thereto appearing elsewhere in this report.


                         SELECTED FINANCIAL INFORMATION
                      (In thousands, except per share data)


                                                                       Year Ended December 31,
                                                 -----------------------------------------------------------
                                                    1994         1995         1996         1997         1998
                                                    ----         ----         ----         ----         ----

Consolidated Income Data:
Net sales....................................     $18,843      $14,395      $14,297     $14,446      $11,554
Cost of goods sold...........................       8,840        7,101        6,850       6,894        5,581
                                                 --------     --------     --------    --------    ---------
Gross profit.................................      10,003        7,294        7,447       7,552        5,973
Selling, general and administrative
 expenses....................................       7,595        4,914        5,463       6,079        5,646
Gain on sale of brand........................         619           --          --          --            --
Valuation adjustment.........................      12,845           --           --          --           --
Depreciation and amortization................       1,818        1,569        1,536       1,367        1,245
                                                 --------     --------     --------    --------    ---------
Income (loss) from operations................     (11,636)         811          448         106         (918)
Loss on disposal.............................          --           --           --         --         5,696
Interest (expense) income....................        (588)        (237)         (70)         73          197
                                                 --------     --------     --------    --------    ---------
Income (loss) before income taxes                 (12,224)         574          378         179       (6,417)
Provision for income taxes...................         657          455          416         426          698
                                                 --------     --------     --------    --------    ---------
Net income (loss) applicable to common
 shares......................................    $(12,881)    $    119     $    (38)   $   (247)   $  (7,115)
                                                 ========     ========     ========    ========    =========


Per share of common stock(1):
Basic income (loss) per share................      $(2.10)    $   0.02     $  (0.01)   $  (0.04)     $ (1.15)
                                                 ========     ========     ========    ========    =========
Weighted average common shares
  outstanding................................       6,148        6,148        6,148       6,151        6,163
                                                 ========     ========     ========    ========    =========

                                                                        At December 31,
                                                 -----------------------------------------------------------
Consolidated Balance Sheet Data:
Working capital..............................     $ 7,022      $ 6,697      $ 7,086     $ 8,372      $13,972
Total assets.................................      27,473       24,755       23,527      22,453       14,257
Long-term debt (excluding current portion)          3,100        1,005           36          --           --
Stockholders' equity.........................      21,086       21,205       21,167      20,930       13,972


(1) Amounts presented assuming dilution would remain the same.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations.

General

         Menley & James commenced operations on May 29, 1990 with the acquisition from SmithKline Beecham of the trademarks, product formulations and production methodologies, packaging artwork and related inventories for thirty-two over-the-counter pharmaceutical and toiletry products.

         Effective November 23, 1998, we sold substantially all of our assets and assigned substantially all of our liabilities to Numark for a purchase price of $13,430,000. The sale resulted in a loss to us totaling approximately $6.4 million, which is comprised of pretax charges of $1.6 million for severance and transaction-related costs, and a $4.1 million write-down to their net realizable value of all assets sold and a provision for a valuation allowance for previously recorded deferred tax assets totaling $0.7 million.

Results of Operations

         As a result of the sale, the statements in this section may not be meaningful in assessing the financial condition of Menley & James. Investors should read the section entitled Factors Which May Impact Results for a discussion concerning risks facing Menley & James future business.

         Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

         Net sales for the year ended December 31, 1998 were $11.6 million compared to $14.4 million for the year ended December 31, 1997. The sales decrease reflects approximately five weeks less of operations in 1998. Also, net sales for the 1998 period reflect the continued erosion of a specific group of our brands due to trade destocking and competitive pressure. Increased sales from products we had marketed under agreements with three pharmaceutical firms and sales from our other brands have largely offset the net sales decline of this specific group of products.

         Cost of goods sold for the year ended December 31, 1998 was $5.6 million, or 48% of net sales, which, as a percentage of net sales, is comparable to the year ended December 31, 1997 cost of goods sold of 48% of net sales.

         Selling, general and administrative expenses were $5.7 million for the year ended December 31, 1998, compared to $6.1 million for the prior year. The decrease of $433 thousand is primarily the result of the fact that we completed the sale of our operating business effective November 23, 1998.

         A pretax loss of $5.7 million on the sale of our assets has been recorded in our financial statements for the year ended December 31, 1998, which is comprised of pretax charges of $1.6 million for severance and transaction-related costs, and a $4.1 million write-down to their net realizable value of assets which were sold.

         At December 31, 1998, we had a net operating loss carryforward for federal income tax purposes of approximately $5.6 million which will expire in the years 2005 through 2008 and a capital loss carryforward of approximately $24.1 million. We recognized $698 thousand in tax expense, mostly noncash, for the year ended December 31, 1998 which primarily represents a provision for a valuation allowance against previously recorded net deferred tax assets. As of December 31, 1998, we have recorded valuation allowances for any deferred tax assets in our consolidated balance sheet as their realization is not assured.


         Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

         Net sales for the year ended December 31, 1997 were $14.4 million compared to $14.3 million for the comparable period of 1996. Sales for 1997 benefitted from our sales and marketing agreements entered into during 1996. These agreements include Humibid Guaifenesin Plus, a nonprescription formulation of the Rx drug, Humibid; Derifil, an internal deodorant; and Capsaicin, a generic version of Zostrix cream. Net sales for these brands totaled $1.7 million, an increase of $762 thousand over the year ended December 31, 1996. Net sales of our remaining brands decreased $612 thousand compared to 1996. The decline in sales is due to continued competition and trade destocking pressures.

         Cost of goods sold for the year 1997 was $6.9 million, or 48% of net sales, which is comparable to the 1996 cost of goods sold of $6.9 million, or 48% of net sales in 1996.

         Selling, general and administrative expenses were $6.1 million, or 42% of net sales for the year ended December 31, 1997, as compared to $5.5 million or 38% for the prior year. The $616 thousand increase in expense is primarily a result of an increase in Benzedrex advertising costs along with marketing costs associated with the products under the our sales and marketing agreements. Our sales force, and our network of independent brokers, work directly with the major retail customers to focus marketing support behind individual Menley & James products at the retail store level.

         At December 31, 1997, we had a net operating loss carryforward for federal income tax purposes of approximately $5.7 million which may be used to offset future taxable income. These net operating loss carryforwards will expire during the years 2005 through 2008. We recognized $426 thousand in tax expense, mostly noncash, for the year ended December 31, 1997. The effective tax rate exceeded the statutory federal tax rate primarily as a result of the amortization of product lines and trade names, which is not deductible for tax purposes. We had net deferred tax assets of $692 thousand in our consolidated balance sheet as of December 31, 1997, which is primarily made up of two items, net operating loss carryforwards and future deductible expenses.

Impact of Inflation

         We believe that, to date, inflation has not had a significant impact on our operations.

Liquidity and Capital Resources

         At December 31, 1998, we had working capital of $14 million. Working capital was primarily provided by the net proceeds from the sale of assets to Numark. We have no bank debt outstanding at December 31, 1998.

         At the present time, we have minimal cash requirements and operating activities. Our strategic focus in the year ahead is to effect a business combination with a new operating business which Menley & James believes has potential to increase stockholder value. It is anticipated that Menley & James would use cash, equity, debt or a combination of these to achieve a business combination. We may borrow funds to increase the amount of capital available for a business combination or otherwise finance the operation of the new operating business. Cash of $13.4 million is invested in short-term highly liquid funds.

Impact of Year 2000

         We are currently not engaged in any substantial business operations, and management, therefore, does not believe that computer problems associated with the change of year to the year 2000 will have any material effect on our operations. However, the possibility exists that we may merge with or acquire a business that will be negatively affected by the Year 2000" problem. The effect of such issues on us in the future can not be predicted with any accuracy until such time as we identify a merger or acquisition target.

Item 7A.  Quantitative and Qualitative Disclosure About Market Risk.

         Not applicable.

Item 8. Financial Statements and Supplementary Data.


                         REPORT OF INDEPENDENT AUDITORS


Board of Directors
Menley & James, Inc.

         We have audited the accompanying consolidated balance sheets of Menley & James, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders equity, and cash flows for each of the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Menley & James, Inc. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                                                /s/ Ernst & Young LLP
                                                ------------------------------
                                                ERNST & YOUNG LLP


Philadelphia, Pennsylvania
March 11, 1999

                              MENLEY & JAMES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                       December 31,
                                                                                 -----------------------
                                                                                   1997           1998
                                                                                 --------       --------

                                    ASSETS

Current assets:
    Cash and cash equivalents................................................     $ 2,879       $ 14,062
    Accounts receivable, net of allowances of $464 in 1997                          2,474            --
    Inventory................................................................       2,844             --
    Prepaid expenses.........................................................       1,006            195
    Deferred tax asset.......................................................         692             --
                                                                                 --------       --------
    Total current assets.....................................................       9,895         14,257
Property and equipment, net..................................................       1,435             --
Product lines, trade names and packaging designs, net                              11,123             --
                                                                                 --------       --------
    Total assets.............................................................    $ 22,453       $ 14,257
                                                                                 ========       ========

               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable.........................................................   $    840         $    16
    Accrued expenses.........................................................        647             269
    Current maturities of long-term debt.....................................         36              --
                                                                                 --------       --------
    Total current liabilities................................................      1,523             285
Preferred stock, $1 par value, authorized 5,000,000 shares,
    none issued and outstanding..............................................         --             --
Stockholders' equity:
    Common stock, $.01 par value, authorized 15,000,000 shares, issued and
       outstanding was 6,163,520 shares in 1997 and 1998                              62              62
    Additional paid-in capital...............................................     45,463          45,620
    Accumulated deficit......................................................    (24,595)        (31,710)
                                                                                 --------       --------
Total stockholders' equity ..................................................     20,930          13,972
                                                                                 --------       --------
    Total liabilities and stockholders' equity ..............................   $ 22,453        $ 14,257
                                                                                 ========       ========







                             See accompanying notes.

                              MENLEY & JAMES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)



                                                                     Year Ended December 31,
                                                             --------------------------------------
                                                               1996           1997           1998
                                                             --------       ---------     ---------

Net sales...............................................      $14,297         $14,446       $11,554
Cost of goods sold......................................        6,850           6,894         5,581
                                                             --------       ---------     ---------
Gross profit............................................        7,447           7,552         5,973
Selling, general and administrative expenses                    5,463           6,079         5,646
Depreciation and amortization...........................        1,536           1,367         1,245
                                                             --------       ---------     ---------
Income (loss) from operations...........................          448             106          (918)
Loss on disposal........................................           --              --         5,696
Interest (expense) income...............................          (70)             73           197
                                                             --------       ---------     ---------
Income (loss) before income taxes ......................          378             179        (6,417)
Provision for income taxes..............................          416             426           698
                                                             --------       ---------     ---------
Net loss................................................     $    (38)      $    (247)    $  (7,115)
                                                             ========       =========     =========
Basic loss per share ...................................     $ ( 0.01)      $   (0.04)    $   (1.15)
                                                             ========       =========     =========

Diluted loss per share..................................     $ ( 0.01)      $   (0.04)    $   (1.15)
                                                             ========       =========     =========
Weighted average number of common shares
  outstanding - basic...................................        6,148           6,151         6,163
                                                             ========       =========     =========
Weighted average number of common shares
  outstanding - diluted.................................        6,148           6,151         6,163
                                                             ========       =========     =========




                             See accompanying notes.

                              MENLEY & JAMES, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)



                                                              Additional                          Total
                                                Common         Paid-in       Accumulated      Stockholders'
                                                 Stock         Capital         Deficit           Equity
                                                 -------      --------       -----------      -------------

Balance, December 31, 1995................       $    61       $45,454        $(24,310)          $ 21,205
    Net loss..............................                                         (38)               (38)
                                                 -------      --------        --------            -------
Balance, December 31, 1996................            61        45,454         (24,348)            21,167
    Net loss..............................                                        (247)              (247)
    Exercise of stock options                          1             9                                 10
                                                 -------      --------        --------            -------
Balance, December 31, 1997                            62        45,463         (24,595)            20,930
                                                 -------      --------        --------            -------
    Net loss..............................                     (7,115)          (7,115)
    Employee stock options................                        157                                 157
                                                 -------      --------        --------            -------
Balance, December 31, 1998                       $    62      $ 45,620        $(31,710)           $13,972
                                                 =======      ========        ========            =======












                             See accompanying notes.

                              MENLEY & JAMES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)



                                                                   Year Ended December 31,

                                                                1996        1997        1998
                                                              --------    --------    --------

Cash flows from operating activities:
   Net loss ...............................................   $    (38)   $   (247)   $ (7,115)
   Adjustments to reconcile net loss to net
     cash provided by (used in) operating activities:
        Loss on disposal ..................................       --          --         5,696
        Depreciation and amortization .....................      1,536       1,367       1,245
        Compensation expense ..............................       --          --           157
        Amortization of deferred financing costs ..........         38          28        --
        Deferred income taxes .............................        427         373         692
        Changes in operating assets and liabilities:
          Accounts receivable .............................        412         247         300
          Inventory .......................................        423         558        (775)
          Prepaid expenses ................................        (77)       (428)        657
          Accounts payable ................................        294        (269)       (565)
          Accrued expenses ................................        (32)        106      (1,236)
                                                              --------    --------    --------

     Net cash provided by (used in) operating activities ..      2,983       1,735        (944)

Cash flows provided by (used in) investing activities:
        Proceeds from Sale, net of cash sold ..............       --          --        12,344
        Property purchases, net of capital lease obligation       (314)       (397)       (181)
                                                              --------    --------    --------
        Net cash provided by (used in) investing activities       (314)       (397)     12,163

Cash flows provided by (used in) financing activities:
        Proceeds from issuance of common stock, net .......       --            10        --
        Repayment of borrowings ...........................     (1,452)       (674)        (36)
                                                              --------    --------    --------
        Net cash provided by (used in) financing activities     (1,452)       (664)        (36)

Net increase in cash ......................................      1,217         674      11,183
Cash and cash equivalents, beginning of year ..............        988       2,205       2,879
                                                              --------    --------    --------
Cash and cash equivalents, end of year ....................   $  2,205    $  2,879    $ 14,062
                                                              ========    ========    ========




                             See accompanying notes.

                              MENLEY & JAMES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Basis of Presentation

         Menley & James, Inc. ("the Company") and its wholly owned subsidiary, Menley & James Laboratories, Inc. were incorporated in Delaware in 1990. Prior to November 23, 1998, the Company, through Menley & James Laboratories, Inc., marketed and distributed a portfolio of over-the-counter pharmaceutical and toiletries products to drugstores, supermarkets, and other mass merchandisers throughout the United States. Effective November 23, 1998, the Company sold substantially all of its assets and assigned substantially all of its liabilities to Numark Laboratories, Inc. for a purchase price of $13,430,000 (the Sale).

         The Sale resulted in a loss to the Company totaling approximately $6.4 million, which is comprised of pretax charges of $1.6 million for severance and transaction-related costs and a $4.1 million write-down to their net realizable value of all assets sold and a provision for a valuation allowance for previously recorded deferred tax assets totaling $0.7 million.

         At December 31, 1998, the Company had no operating business.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation
         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Menley & James Laboratories, Inc. All material intercompany transactions and accounts have been eliminated.

Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition
         Revenue is recognized when products are shipped. Provisions for estimated returns and cash discounts are made when revenues are recognized.

Cash Equivalents
         Cash equivalents consist of highly liquid temporary cash investments with original maturities of less than three months when purchased which are valued at cost plus accrued interest, which approximate market value.

Inventories
         Inventories at December 31, 1997 are stated at the lower of cost or market by the first-in, first-out method.

Product Lines, Trade Names and Packaging Designs
         Substantially all of the product lines and trade names were recorded at the time of the acquisition in 1990 and allocated among the brands based on valuations performed at that time.

         Packaging designs were being amortized over five years. Product lines and trade names were being amortized over fourteen years. Accumulated amortization at December 31, 1997 was $9.8 million. Amortization expense relating to product lines, trade names and packaging designs was $1.2 million, $1.1 million and $965 thousand for the years 1996, 1997 and 1998, respectively.

                              MENLEY & JAMES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 2 - Summary of Significant Accounting Policies (Continued)

Property and Equipment
         Property and equipment as of December 31, 1997 was carried at cost less accumulated depreciation. Depreciation was computed using the straight-line method over the estimated useful lives of the assets. Accumulated depreciation at December 31, 1997 was $1.9 million. Depreciation expense was $380,000, $280,000 and $275,000 for years 1996, 1997 and 1998, respectively.

Consumer Promotions
         The estimated redemption value of coupons was charged to marketing and promotion expense when the coupons were distributed to the consumer. The incremental product cost of "two-for-one" or "bonus pack" offers was charged to advertising and promotion expense as sales of the related product occurred.

Income Taxes
         The liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Stock-Based Compensation.
         The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for our employee stock options because the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. The effect of applying Statement No. 123's fair value method to the Company's stock-based awards results in pro forma net loss and loss per share that are not materially different from amounts reported.

Note 3 - Inventories

     Inventories at December 31, 1997 consist of the following (in thousands):

     Raw materials.............................         $ 1,095
     Work in process...........................             280
     Finished goods............................           1,469
                                                        -------
                                                        $ 2,844
                                                        =======

Note 4 - Long-Term Debt

         The Company leased computer equipment under a capital lease which was recorded at its fair market value. As of December 31, 1997, the Company had current obligations under a capital lease which totaled $36 thousand. This lease was canceled by the Company during 1998.

         The Company had no long-term debt at December 31, 1997 or 1998.

         At December 31, 1997, there was no amount outstanding under the Companys revolving credit facility which was terminated on November 23, 1998, the date of the Sale.

         Interest payments for the years 1996, 1997 and 1998 were approximately $103,000, $5,000 and $0, respectively.

                              MENLEY & JAMES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 5 - Income Taxes

         Significant components of the Company's deferred tax assets and liabilities at December 31, were as follows (in thousands):

                                                                                           1996        1997        1998
                                                                                          ------      ------     -------
  Deferred tax liabilities:
    Prepaid expenses and other ......................................................   $    155    $    282    $   --
    Amortization of organizational costs and
      packaging designs .............................................................        348         255        --
    Depreciation ....................................................................        309         231        --
                                                                                        --------    --------    --------
  Total deferred tax liabilities ....................................................        812         768        --
                                                                                        --------    --------    --------
  Deferred tax assets:
    Net operating loss carryforwards ................................................      2,768       2,317       1,993
    Capital loss carryforwards ......................................................       --          --         9,162
    Promotional expenses ............................................................        174         157        --
    Nondeductible allowances and reserves ...........................................        245         220        --
    Other ...........................................................................         80          75          71
                                                                                        --------    --------    --------
  Total deferred tax assets .........................................................      3,267       2,769      11,226
  Valuation allowance for deferred tax assets .......................................     (1,390)     (1,309)    (11,226)
                                                                                        --------    --------    --------
  Deferred tax assets, net of valuation allowance ...................................      1,877       1,460        --
                                                                                        --------    --------    --------
  Net deferred tax assets ...........................................................   $  1,065    $    692    $   --
                                                                                        ========    ========    ========

          Significant components of the provision for income taxes are as follows (in thousands):

                                                                                           1996        1997        1998
                                                                                          ------      ------     -------
   Current:
      Federal .......................................................................   $      9    $     25    $   --
      State .........................................................................        (20)         28           6
                                                                                        --------    --------    --------
  Total current .....................................................................        (11)         53           6
  Deferred ..........................................................................        427         373         692
                                                                                        --------    --------    --------
    Provision for income taxes ......................................................   $    416    $    426    $    698
                                                                                        ========    ========    ========

         The reconciliation between the Company's provision for income taxes and the U.S. federal statutory tax rates is (in thousands):

                                                                                            1996        1997        1998
                                                                                           ------      ------      ------
    Tax at U.S. statutory rates .....................................................   $    129    $     61    $ (2,182)
    State taxes, net of federal tax benefit .........................................         19          94          (1)
    Product lines and other amortization
      not deductible for tax ........................................................        375         339         292
    Tax loss in excess of book loss on sale of business .............................       --          --        (6,819)
    Change in federal valuation allowance ...........................................       --           (81)      9,311
    Other ...........................................................................       (107)         13          97
                                                                                        --------    --------    --------
    Provision for income taxes ......................................................   $    416    $    426    $    698
                                                                                        ========    ========    ========

         The Company has approximately $5.6 million of tax return net operating loss carryforwards currently available on an unlimited basis to offset federal net taxable income and a $24.1 million capital loss carryforward. These loss carryforwards expire in the years 2005 through 2008.

                              MENLEY & JAMES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


Note 6 - Leases

         Rental expense for operating leases for the years 1996, 1997 and 1998 was $150,000, $158,000 and $151,000 respectively.

Note 7 - Common Stock and Stock Options

         In 1991, the Board of Directors adopted, and the stockholders approved, a stock option plan which authorized the grant of stock options with respect to 380,000 shares of the Company's common stock and granted options to purchase 289,180 shares of common stock at an exercise price of $7.89 per share. On February 1, 1996, 224,960 options were revalued reducing the exercise price from $7.89 per share to $1.25 per share, which reflected the share price at the close of business February 1, 1996. During 1996, options were granted to purchase 15,000 and 30,000 shares of common stock at exercise prices of $1.19 and $1.56, respectively. During 1997, options were granted to purchase 30,000 shares of common stock at an exercise price of $1.38 per share. Additionally, during 1997, options to purchase 15,000 shares of common stock were exercised at an exercise price of $0.69 per share and options to purchase 30,000 shares of common stock expired. During 1998, options were granted to purchase 30,000 shares of common stock at an exercise price of $1.50 per share and options to purchase 7,600 shares at $1.25 per share were forfeited. Additionally, pursuant to the Sale, the life of options to purchase 179,360 shares of common stock held by employees was extended such that they will remain exercisable for a period of one year after the termination of the employees. This change resulted in $156,940 of compensation expense which was recorded in the loss on the Sale. At December 31, 1998, 307,360 options are outstanding, vested and exercisable at prices ranging from $1.25 to $1.56 per share.

Note 8 - Commitments

         The Company had license and sales and marketing agreements to manufacture and/or market certain products. Under these agreements, the Company was required to pay royalties based upon various percentages of net sales and/or net profits. Additionally, pursuant to the above agreements, the Company was entitled to receive monies based on losses, if any, incurred during the year on certain of the products. Net sales of all products under agreements, for the years ended 1996, 1997 and 1998 were equal to 9.3%, 12.5% and 11.7%, respectively, of total net sales. Royalty expense, net, for the years 1996, 1997 and 1998 was $23,000, $578,000 and $615,000, respectively.


Note 9 - Supplemental Information

         Advertising expense for the years 1996, 1997 and 1998 was $613,000, $1.0 million and $713,000, respectively.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

         None.

                                    PART III

Item 10.  Directors and Executive Officers of the Registrant.

         Information concerning directors, appearing under the caption Item 1. Election of Directors in Menley & James Proxy Statement (the Proxy Statement) to be filed with the SEC in connection with the Annual Meeting of Stockholders scheduled to be held on May 19, 1999, and information concerning executive officers, appearing under the caption Item 1. Business - Executive Officer of Menley & James in Part I of this Form 10-K, are incorporated herein by reference in response to this Item 10.

Item 11.  Executive Compensation.

         The information concerning executive compensation contained in the section titled Executive Compensation and Related Information in the Proxy Statement is incorporated herein by reference in response to this Item 11.

Item 12.  Security Ownership of Certain Beneficial Owners and Management.

         The information concerning security ownership of certain beneficial owners and management contained in the section titled Security Ownership of Certain Beneficial Owners and Management in the Proxy Statement is incorporated herein by reference in response to this Item 12.

Item 13.  Certain Relationships and Related Transactions.

         The information concerning certain relationships and related transactions contained under the caption Certain Relationships and Related Transactions in the Proxy Statement is incorporated herein by reference in response to this Item 13.

                                     PART IV

Item 14. Exhibits, Financial Statement Schedules, and Reports on Form 8-K.

     (a)       Exhibits

     (1) The following Consolidated Financial Statements of Menley & James, Inc. are included in Item 8 of this report:

               Consolidated Balance Sheets as of December 31, 1997 and 1998. Consolidated Statements of Operations for the years ended December 31, 1996, 1997 and 1998.
               Consolidated Statements of Stockholders Equity for the years ended December 31, 1996, 1997 and 1998.
               Consolidated Statements of Cash Flows for the years ended December 31, 1996, 1997 and 1998.
               Notes to Consolidated Financial Statements.

     (2) The following Consolidated Financial Statement Schedule of Menley & James, Inc. as required by Item 8 of Form 10-K and Item 14(d) of Form 10-K for the years ended December 31, 1996, 1997 and 1998 is filed as part of this report:

               Page                 Schedule
               ----                 --------
                25                  Schedule II -- Valuation and Qualifying
                                                   Accounts and Reserves.

          All schedules other than the above have been omitted, because they are not required or the information to be set forth therein is included in the financial statements or in the notes thereto.

     (3) Listing of Exhibits (An exhibit index immediately preceding the exhibits indicates the page number where each exhibit can be found; Menley & James will furnish, upon request, any exhibit listed herein upon the payment of a fee not to exceed reasonable expenses incurred by Menley & James in furnishing such exhibit):

          2.1 Asset Purchase Agreement dated as of August 21, 1998 by and among Menley & James, Inc., Menley & James Laboratories, Inc. and Numark Laboratories, Inc. ( Incorporated by reference to the Companys Quarterly Report on Form 10-Q filed November 16, 1998. Commission File No. 000-19788).
          2.2 Amendment No. 1 to Asset Purchase Agreement dated as of October 13, 1998 by and among Menley & James, Inc., Menley & James Laboratories, Inc. and Numark Laboratories, Inc. (Incorporated by reference to the Companys Quarterly Report on Form 10-Q filed November 16, 1998. Commission File No. 000-19788).
          2.3 Amendment No. 2 to Asset Purchase Agreement dated as of November 11, 1998 by and among Menley & James, Inc., Menley & James Laboratories, Inc. and Numark Laboratories, Inc. (Incorporated by reference to the Quarterly Report of Menley & James, Inc. on Form 10-Q filed November 16, 1998. Commission File No. 000- 19788).
          *3.1 Restated Certificate of Incorporation of Menley & James, Inc., as amended on March 19, 1991.

          *3.2      By-Laws of Menley & James, Inc., amended as of November 26,
                    1991.
          *4.1      Specimen Stock Certificate for Common Stock $.01 par value.
          *10.2     1991 Stock Option Plan of Menley & James, Inc., as amended and restated by Amendment 1998-1 on September 9, 1998
                    (Incorporated by reference to the Quarterly Report of Menley
                    & James, Inc. on Form 10-Q filed November 16, 1998.
                    Commission File No. 000-19788).**
          *10.9     Form of Agreement, dated as of November 20, 1991, by and
                    between Menley & James, Inc. and Warburg, Pincus Investors,
                    L.P.
          10.22     Severance Agreement, dated as of September 24, 1998 between
                    Menley & James, Inc. and Greg L. Kearl (Incorporated by
                    reference to the Quarterly Report of Menley & James, Inc. on
                    Form 10-Q filed November 16, 1998. Commission File No. 000-
                    19788).**
          10.23     Severance Agreement, dated as of October 15, 1995, between
                    Menley & James, Inc. and Lawrence D. White. (Incorporated by
                    reference to the Annual Report of Menley & James, Inc. on
                    Form 10-K filed March 27, 1996. Commission File No. 000-
                    19788).**
          10.26     Letter, dated as of February 13, 1996, repricing outstanding stock options under the Company's 1991 Stock Option Plan.
                    (Incorporated by reference to the Annual Report of Menley &
                    James, Inc. on Form 10-K filed March 27, 1996. Commission
                    File No. 000-19788).**
          10.27     Form of Director Stock Option Agreement. (Incorporated by
                    reference to the Annual Report of Menley & James, Inc. on
                    Form 10-K filed March 28, 1997. Commission File No.
                    000-19788).**
          10.29     Stockholders Agreement dated as of August 21, 1998 by an
                    among Warburg, Pincus Investors, L.P., Lawrence D. White and
                    Numark Laboratories, Inc. (Incorporated by reference to the
                    Quarterly Report of Menley & James, Inc. on Form 10-Q filed
                    November 16, 1998. Commission No. 000-19788).
          *22.1     List of Subsidiaries.
          27.1      Financial Data Schedule for the year ended December 31,
                    1998, submitted electronically to the Securities and Exchange Commission.

* Filed as an exhibit to the Registration Statement on Form S-1, Registration No. 33-44260, declared effective by the Securities and Exchange Commission on January 17, 1992, which is incorporated by reference herein.

**   Management contract or compensatory benefit plan or arrangement.

     (b)       Report filed on Form 8-K during the last quarter of 1998:

               On December 3, 1998, Menley & James, Inc. filed a Current Report on Form 8-K regarding the consummation of the sale and assignment of substantially all of the assets of Menley and James on November 23, 1998, pursuant to the Asset Purchase Agreement dated August 21, 1998, and related amendments by and among Menley & James, Inc., Menley & James Laboratories, Inc. and Numark Laboratories, Inc.

     (c) Exhibits -- The response to this portion of Item 14 is submitted as a separate section of this report.

     (d)       Financial Statement Schedules -- The response to this portion of
               Item 14 is submitted as a separate section of this report.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  MENLEY & JAMES, INC.



                                                  /s/ Lawrence D. White
                                          --------------------------------------
                                                    Lawrence D. White
                                          President and Chief Executive Officer

Date:      March 23, 1999

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


        Signature                                       Title                                 Date


  /s/ Lawrence D. White             Director, Chairman of the Board,                     March 23, 1999
----------------------------        President and Chief Executive Officer
   (Lawrence D. White)              (Principal Executive Officer)


    /s/ Greg L. Kearl               Director, Secretary and Treasurer                    March 23, 1999
----------------------------
     (Greg L. Kearl)


    /s/ Peter J. Carr               Director                                             March 23, 1999
----------------------------
     (Peter J. Carr)


/s/ James T. McMillan, II           Director                                             March 23, 1999
----------------------------
 (James T. McMillan, II)


   /s/ Bruce W. Simpson             Director                                             March 23, 1999
----------------------------
    (Bruce W. Simpson)


   /s/ James E. Thomas              Director                                             March 23, 1999
----------------------------
    (James E. Thomas)


                                                                     SCHEDULE II

                              MENLEY & JAMES, INC.
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (In thousands)

         The Company's valuation accounts were as follows:

                                                     Balance at      Charged to                 Balance at
                                                      Beginning       Costs and                   End of
                                                      of Period       Expenses     Deductions     Period
                                                     ----------      ----------    ----------   ----------
For the year ended December 31, 1996
  Deducted from asset accounts:
    Allowance for doubtful accounts ...........       $   170         $    50       $   208       $    12
    Reserve for cash discounts ................            48             328           330            46
    Reserve for returns and allowances ........           435           1,938         1,907           466
    Reserve for inventory obsolescence ........             5             112           112             5
    Valuation allowance for deferred tax assets         1,390            --            --           1,390
                                                        -----           -----       -------        ------
      Totals ..................................       $ 2,048         $ 2,428       $ 2,557       $ 1,919
                                                      =======         =======       =======       =======


For the year ended December 31, 1997
  Deducted from asset accounts:
    Allowance for doubtful accounts ...........       $    12         $    38       $    24       $    26
    Reserve for cash discounts ................            46             331           329            48
    Reserve for returns and allowances ........           466           1,558         1,634           390
    Reserve for inventory obsolescence ........             5             257           201            61
    Valuation allowance for deferred tax assets         1,390            --              81         1,309
                                                        -----           -----       -------        ------
      Totals ..................................       $ 1,919         $ 2,184       $ 2,269       $ 1,834
                                                      =======         =======       =======       =======

For the year ended December 31, 1998
  Deducted from asset accounts:
    Allowance for doubtful accounts ...........       $    26         $  --         $    26       $  --
    Reserve for cash discounts ................            48             261           309          --
    Reserve for returns and allowances ........           390           1,168         1,558          --
    Reserve for inventory obsolescence ........            61              74           135          --
    Valuation allowance for deferred tax assets         1,309           9,917          --          11,226
                                                        -----           -----       -------        ------
     Totals ...................................       $ 1,834         $11,420       $ 2,028       $11,226
                                                      =======         =======       =======       =======





         In 1996 and 1997, deductions from the allowance for doubtful accounts represent uncollectible accounts written off, net of recoveries. Deductions from the reserve for cash discounts represent discounts taken by customers during the periods. Deductions from the reserve for returns and allowances represent claims authorized during the periods. Deductions from the reserve for inventory obsolescence represent inventories written off. In 1998, deductions also include the write off of valuation allowances related to assets sold.

                                                                       ANNEX B-2



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 10-Q


               QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                FOR THE QUARTERLY PERIOD ENDED SEPTEMBER 30, 1999


                        Commission file number: 000-19788


                              MENLEY & JAMES, INC.
             (Exact name of Registrant as specified in its charter)



        Delaware                                       23-2621602
(State of incorporation)                  (I.R.S. Employer Identification No.)


                         125 Strafford Avenue, Suite 300
                            Wayne, Pennsylvania 19087
                     (Address of principal executive office)
                  Registrant's telephone number: (610) 975-4540






         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No ____

         The number of shares of the registrant's common stock, par value $.01 per share, outstanding as of October 28, 1999, was 6,266,320.

                              MENLEY & JAMES, INC.
                                      INDEX


                         PART I - FINANCIAL INFORMATION


                                                                               Page No.
Item 1.     Financial Statements (unaudited).

Condensed Consolidated Balance Sheets
      September 30, 1999 and December 31, 1998................................     3

Condensed Consolidated Statements of Operations - Three and Nine Months
      Ended September 30, 1999 and 1998.......................................     4

Consolidated Statements of Stockholders' Equity
      September 30, 1999 and December 31, 1998................................     5

Condensed Consolidated Statements of Cash Flows
      Nine Months Ended September 30, 1999 and 1998...........................     6

Notes to Condensed Consolidated Financial Statements..........................     7

Item 2.     Management's Discussion and Analysis of
                 Financial Condition and Results of Operations................     7

Item 3.     Quantitative and Qualitative Disclosures About Market Risk........     8


                           PART II - OTHER INFORMATION



Item 1.     Legal Proceedings.................................................    9

Item 2.     Changes in Securities.............................................    9

Item 3.     Defaults Upon Senior Securities...................................    9

Item 4.     Submission of Matters to a Vote of Security Holders...............    9

Item 5.     Other Information.................................................    9

Item 6.     Exhibits and Reports on Form 8-K..................................    9

Signature.....................................................................    9


                              MENLEY & JAMES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)




                                                                 September 30,    December 31,
                                                                     1999            1998
                                                                 -------------    ------------
                                                                  (Unaudited)
ASSETS

Current assets:
     Cash and cash equivalents ..............................         $ 14,043         $ 14,062
     Other current assets ...................................              158              195
                                                                      --------         --------
         Total current assets ...............................           14,201           14,257
                                                                      --------         --------
         Total assets .......................................         $ 14,201         $ 14,257
                                                                      ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable .......................................         $     24         $     16
     Accrued expenses .......................................               34              269
                                                                      --------         --------
     Total current liabilities ..............................               58              285

Preferred stock, $1 par value, authorized 5,000,000 shares, none issued and outstanding

Stockholders' equity:
     Common stock, $.01 par value, authorized 15,000,000
         shares, issued and outstanding 6,263,280 shares in
         1999 and 6,163,520 in 1998 .........................               63               62
     Additional paid-in capital .............................           45,744           45,620
     Accumulated deficit ....................................          (31,664)         (31,710)
                                                                      --------         --------
Total stockholders' equity ..................................           14,143           13,972
                                                                      --------         --------
     Total liabilities and stockholders' equity .............         $ 14,201         $ 14,257
                                                                      ========         ========




                             See accompanying notes.

                              MENLEY & JAMES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)





                                                                    Three Months                        Nine Months
                                                                       Ended                               Ended
                                                                   September 30,                       September 30,
                                                               ------------------------           ------------------------
                                                                 1999            1998               1999           1998
                                                               --------       ---------           --------      ----------
Net sales.................................................     $              $   3,557           $             $   10,479
Cost of goods sold........................................                        1,734                              4,952
                                                               --------       ---------           --------      ----------
Gross profit..............................................                        1,823                              5,527
Selling, general and administrative expenses..............          144           1,292                409           4,812
Depreciation and amortization.............................                          328                                995
                                                               --------       ---------           --------      ----------
Income (loss) from operations.............................         (144)            203               (409)           (280)
Interest income...........................................          158              42                456             122
Loss on sale..............................................                        6,632                              6,632
                                                               --------       ---------           --------      ----------
Income (loss) before income taxes.........................           14          (6,387)                47          (6,790)
Provision for income taxes................................                        1,283                                698
                                                               --------       ---------           ---------      ----------
Net income (loss).........................................     $     14       $  (7,670)          $     47      $   (7,488)
                                                               ========       =========           ========      ==========
Basic income (loss) per share.............................     $   0.00       $   (1.24)          $   0.01      $    (1.21)
                                                               ========       =========           ========      ==========
Diluted income (loss) per share...........................     $   0.00       $   (1.24)          $   0.01      $    (1.21)
                                                               ========       =========           ========      ==========
Weighted average number of common shares
   outstanding - basic....................................        6,247           6,163              6,200           6,163
                                                               ========       =========           ========      ==========
Weighted average number of common shares
   outstanding - diluted..................................        6,356           6,242              6,297           6,208
                                                               ========       =========           ========      ==========







                             See accompanying notes.

                              MENLEY & JAMES, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)
                                   (Unaudited)



                                                                    Additional                                  Total
                                                  Common              Paid-in           Accumulated         Stockholders'
                                                  Stock               Capital             Deficit              Equity
                                              -------------         -----------        ------------         -------------
Balance, December 31, 1998................    $          62         $    45,620        $   (31,710)           $   13,972
   Net income.............................                                                       47                   47
   Exercise of stock options..............                1                 123                                      124
                                              -------------         -----------        ------------           ----------

Balance, September 30, 1999...............    $          63         $    45,743        $   (31,663)           $   14,143
                                              =============         ===========        ===========            ==========













                             See accompanying notes.

                              MENLEY & JAMES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)



                                                                 Nine Months Ended
                                                                   September 30,
                                                            --------------------------
                                                              1999              1998
                                                            --------          --------
Cash flows from operating activities:
   Net income ..........................................    $     47          $ (7,488)
   Adjustments to reconcile net income to net
       cash (used) provided by operating activities:
          Depreciation and amortization ................                           995
          Allowance for accounts receivable ............                            13
          Amortization of deferred financing costs
          Deferred income taxes (benefit) ..............                           692
          Loss on sale .................................                         6,632
          Changes in operating assets and liabilities: :
             Accounts receivable .......................                          (287)
             Inventory .................................                          (215)
             Prepaid expenses ..........................          37               678
             Accounts payable ..........................           8               (78)
             Accrued expenses ..........................        (235)             (239)
                                                            --------          --------
Net cash (used) provided by operating activities .......        (143)              703
Cash flows used in investing activities:
   Other, principally property purchases, net ..........                          (170)
Cash flows used in financing activities:
   Repayment of borrowings .............................                           (36)
   Proceeds from issuance of common stock ..............         124
                                                            --------          --------
Net increase (decrease) in cash ........................         (19)              497
Cash and cash equivalents, beginning of period .........      14,062             2,879
                                                            --------          --------
Cash and cash equivalents, end of period ...............    $ 14,043          $  3,376
                                                            ========          ========






                             See accompanying notes.

                              MENLEY & JAMES, INC.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)



       The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1998. Operating results for the three-month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999.


NOTE A - INCOME TAXES

       The effective tax rate used is based on the estimated effective tax rate for the full year and is less than the statutory federal tax rate primarily as a result of the use of net operating loss carryforwards.


Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations.

General

         Menley & James commenced operation on May 29, 1990 with the acquisition from SmithKline Beecham of the trademarks, product formulations and production methodologies, packaging artwork and related inventories for thirty-two over-the-counter pharmaceutical and toiletry products.

         Effective November 23, 1998, we sold substantially all of our assets and assigned substantially all of our liabilities to Numark Laboratories, Inc. for a purchase price of $13,430,000.


Results of Operations

         Consummation of the sale terminated Menley & James' production and marketing operations. We presently have no operating business. Since the sale, we have been seeking to effect a business combination, outside of the over-the-counter pharmaceutical and toiletry business, with an operating business in an effort to increase stockholder value.

         Selling, general and administrative expenses for the three and nine month periods ending September 30, 1999, were $144 thousand and $409 thousand compared to $1.3 million and $4.8 million for the respective 1998 periods. The decrease is the result of the fact that we completed the sale of our operating business effective November 23, 1998.

         Interest income of $158 thousand and $456 thousand, respectively, for the quarter and nine months ending September 30, 1999, result from the investment in short-term highly liquid funds.

         At December 31, 1998, we had a net operating loss carryforward for federal income tax purposes of approximately $5.6 million which will expire in the years 2005 through 2008 and a capital loss carryforward of approximately $24.1 million.

Impact of Inflation

         We believe that, to date, inflation has not had a significant impact on our operations.

Liquidity and Capital Resources

         At September 30, 1999, we had working capital of $14.1 million. Working capital was primarily provided by the net proceeds from the sale of assets to Numark.

         At the present time, we have minimal cash requirements and operating activities. Since the November 1998 divestiture of our operating assets, our strategic focus has been to effect a business combination with a new operating business which Menley & James believes has potential to increase stockholder value. It is anticipated that Menley & James would use cash, equity, debt or a combination of these to achieve a business combination. We may borrow funds to increase the amount of capital available for a business combination or otherwise finance the operation of the new operating business. Cash of $13.95 million is invested in short-term highly liquid funds. No assurance can be given that we will effect any such business combination or that, if one is effected, it will increase stockholder value.

Impact of Year 2000

         We are currently not engaged in any substantial business operations, and management, therefore, does not believe that computer problems associated with the change of year to the year 2000 will have any material effect on our operations. However, the possibility exists that we may merge with or acquire a business that will be negatively affected by the "Year 2000" problem. The effect of such issues on us in the future can not be predicted with any accuracy until such time as we identify a merger or acquisition target.


Item 3 - Quantitative and Qualitative Disclosures About Market Risk.

         Not applicable.

                                     PART II

                                OTHER INFORMATION


Item 1.    Legal Proceedings                                                           None
Item 2.    Changes in Securities                                                       None
Item 3.    Defaults Upon Senior Securities                                             None
Item 4.    Submission of Matters to a Vote of Security Holders
Item 5.    Other Information                                                           None
Item 6.    Exhibits and Reports on Form 8-K
           a.   Exhibits                                                               None
           b.   Reports on Form 8-K
                The registrant was not required to file any current reports on
                Form 8-K during the three months ended September 30, 1999.



                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          MENLEY & JAMES, INC.



Date: November 5, 1999                          /s/    Lawrence D. White
                                          --------------------------------------
                                          Lawrence D. White
                                          President and Chief Executive Officer

                                                                         ANNEX C


                        DELAWARE GENERAL CORPORATION LAW
                    SECTIONS 275 THROUGH 282 OF SUBCHAPTER X

ss. 275.  Dissolution generally; procedure.

(a) If it should be deemed advisable in the judgment of the board of directors of any corporation that it should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

(b) At the meeting a vote shall be taken upon the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon shall vote for the proposed dissolution, a certification of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.

(c) Dissolution of a corporation may also be authorized without action of the directors if all the stockholders entitled to vote thereon shall consent in writing and a certificate of dissolution shall be filed with the Secretary of State pursuant to subsection (d) of this section.

(d) If dissolution is authorized in accordance with this section, a certificate of dissolution shall be executed, acknowledged and filed, and shall become effective, in accordance with ss. 103 of this title. Such certificate of dissolution shall set forth:

         (1)      The name of the corporation;

         (2)      The date dissolution was authorized;

         (3) That the dissolution has been authorized by the board of directors and stockholders of the corporation, in accordance with subsections (a) and (b) of this section, or that the dissolution has been authorized by all of the stockholders of the corporation entitled to vote on a dissolution, in accordance with subsection (c) of this section; and

         (4) The names and addresses of the directors and officers of the corporation.

(e) The resolution authorizing a proposed dissolution may provide that notwithstanding authorization or consent to the proposed dissolution by the stockholders, or the members of a nonstock corporation pursuant to ss. 276 of this title, the board of directors or governing body may abandon such proposed dissolution without further action by the stockholders or members.

(f) Upon a certificate of dissolution becoming effective in accordance with ss. 103 of this title, the corporation shall be dissolved.

ss. 276.  Dissolution of nonstock corporation; procedure.

(a) Whenever it shall be desired to dissolve any corporation having no capital stock, the governing body shall perform all the acts necessary for dissolution which are required by ss. 275 of this title to be performed by the board of directors of a corporation having capital stock. If the members of a corporation having no capital stock are entitled to vote for the election of members of its governing body, they shall perform all the acts necessary for dissolution which are required by ss. 275 of this title to be performed by the stockholders of a corporation having capital stock. If there is no member entitled to vote thereon, the dissolution of the corporation shall be authorized at a meeting of the governing body, upon the adoption of a resolution to dissolve by the vote of a majority of members of its governing body then in office. In all other respects, the method and proceedings for the dissolution of a corporation having no capital stock shall conform as nearly as may be to the proceedings prescribed by ss. 275 of this title for the dissolution of corporations having capital stock.

(b) If a corporation having no capital stock has not commenced the business for which the corporation was organized, a majority of the governing body or, if none, a majority of the incorporators may surrender all of the corporation rights and franchises by filing in the office of the Secretary of State a certificate, executed and acknowledged by a majority of the incorporators or governing body, conforming as nearly as may, be to the certificate prescribed by ss. 274 of this title.

ss. 277.  Payment of franchise taxes before dissolution or merger.

No corporation shall be dissolved or merged under this chapter until all franchise taxes due to or assessable by the State including all franchise taxes due or which would be due or assessable for the entire calendar month during which the dissolution or merger becomes effective have been paid by the corporation.

ss. 278. Continuation of corporation after dissolution for purposes of suit and winding up affairs.

All corporations, whether they expire by their own limitation or are otherwise dissolved, shall nevertheless be continued, for the term of 3 years from such expiration or dissolution or for such longer period as the Court of Chancery shall in its discretion direct, bodies corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and of enabling them gradually to settle and close their business, to dispose of and convey their property, to discharge their liabilities and to distribute to their stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within 3 years after the date of its expiration or dissolution, the action shall not abate by reason of the dissolution of the corporation; the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery.

ss. 279. Trustees or receivers for dissolved corporations; appointment; powers; duties.

When any corporation organized under this chapter shall be dissolved in any manner whatever, the Court of Chancery, on application of any creditor, stockholder or director of the corporation, or any other person who shows good cause therefor, at any time, may either appoint 1 or more of the directors of the corporation to be trustees, or appoint 1 or more persons to be receivers, of and for the corporation, to take charge of the corporation's property, and to collect the debts and property due and belonging to the corporation, with power to prosecute and defend, in the name of the corporation, or otherwise, all such suits as may be necessary or proper for the purposes aforesaid, and to appoint an agent or agents under them, and to do all other acts which might be done by the corporation, if in being, that may be necessary for the final settlement of the unfinished business of the corporation. The powers of the trustees or receivers may be continued as long as the Court of Chancery shall think necessary for the purposes aforesaid.

ss. 280.  Notice to claimants; filing of claims.

(a) (1) After a corporation has been dissolved in accordance with the procedures set forth in this chapter, the corporation or any successor entity may give notice of the dissolution, requiring all persons having a claim against the corporation other than a claim against the corporation in a pending action, suit or proceeding to which the corporation is a party to present their claims against the corporation in accordance with such notice. Such notice shall state:

                  a. That all such claims must be presented in writing and must contain sufficient information reasonably to inform the corporation or successor entity of the identity of the claimant and the substance of the claim;

                  b. The mailing address to which such a claim must be sent;

                  c. The date by which such a claim must be received by the corporation or successor entity, which date shall be no earlier than 60 days from the date thereof; and

                  d. That such claim will be barred if not received by the date referred to in subparagraph c. of this subsection; and

                  e. That the corporation or a successor entity may make distributions to other claimants and the corporation's stockholders or persons interested as having been such without further notice to the claimant; and

                  f. The aggregate amount, on an annual basis, of all distributions made by the corporation to its stockholders for each of the 3 years prior to the date the corporation dissolved.

Such notice shall also be published at least once a week for 2 consecutive weeks in a newspaper of general circulation in the county in which the office of the corporation's last registered agent in this State is located and in the corporation's principal place of business and, in the case of a corporation having $10,000,000 or more in total assets at the time of its dissolution, at least once in all editions of a daily newspaper with a national circulation. On or before the date of the first publication of such notice, the corporation or successor entity shall mail a copy of such notice by certified or registered mail, return receipt requested, to each known claimant of the corporation including persons with claims asserted against the corporation in a pending action, suit or proceeding to which the corporation is a party.

         (2) Any claim against the corporation required to be presented pursuant to this subsection is barred if a claimant who was given actual notice under this subsection does not present the claim to the dissolved corporation or successor entity by the date referred to in subparagraph (1)c. of this subsection.

         (3) A corporation or successor entity may reject in whole or in part, any claim made by a claimant pursuant to this subsection by mailing notice of such rejection by certified or registered mail, return receipt requested, to the claimant within 90 days after receipt of such claim and, in all events, at least 150 days before the expiration of the period described in ss. 278 of this title; provided however, that in the case of a claim filed pursuant to ss. 295 of this title against a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery the time period shall be as provided in ss. 296 of this title, and the 30-day appeal period provided for in ss. 296 of this title shall be applicable. A notice sent by a corporation or successor entity pursuant to this subsection shall state that any claim rejected therein will be barred if an action, suit or proceeding with respect to the claim is not commenced within 120 days of the date thereof, and shall be accompanied by a copy of ss. ss. 278-283 of this title and, in the case of a notice sent by a court-appointed receiver or trustee and as to which a claim has been filed pursuant to ss. 295 of this title, copies of ss. ss. 295 and 296 of this title.

         (4) A claim against a corporation is barred if a claimant whose claim is rejected pursuant to paragraph (3) of this subsection does not commence an action, suit or proceeding with respect to the claim no later than 120 days after the mailing of the rejection notice.

(b) (1) A corporation or successor entity electing to follow the procedures described in subsection (a) of this section shall also give notice of the dissolution of the corporation to persons with contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured, and request that such persons present such claims in accordance with the terms of such notice. Provided however, that as used in this section and in ss. 281 of this title, the term "contractual claims" shall not include any implied warranty as to any product manufactured, sold, distributed or handled by the dissolved corporation. Such notice shall be in substantially the form, and sent and published in the same manner, as described in subsection
(a)(1) of this section.

         (2) The corporation or successor entity shall offer any claimant on a contract whose claim is contingent, conditional or unmatured such security as the corporation or successor entity determines is sufficient to provide compensation to the claimant if the claim matures. The corporation or successor entity shall mail such offer to the claimant by certified or registered mail, return receipt requested, within 90 days of receipt of such claim and, in all events, at least 150 days before the expiration of the period described in ss. 278 of this title. If the claimant offered such security does not deliver in writing to the corporation or successor entity a notice rejecting the offer within 120 days after receipt of such offer for security, the claimant shall be deemed to have accepted such security as the sole source from which to satisfy the claim against the corporation.

(c) (1) A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security that will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party other than a claim barred pursuant to subsection (a) of this section.

         (2) A corporation or successor entity which has given notice in accordance with subsections (a) and (b) of this section shall petition the Court of Chancery to determine the amount and form of security that will be sufficient to provide compensation to any claimant who has rejected the offer for security made pursuant to subsection (b)(2) of this section.

         (3) A corporation or successor entity which has given notice in accordance with subsection (a) of this section shall petition the Court of Chancery to determine the amount and form of security which will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 5 years after the date of dissolution or such longer period of time as the Court of Chancery may determine not to exceed 10 years after the date of dissolution. The Court of Chancery may appoint a guardian ad litem in respect of any such proceeding brought under this subsection. The reasonable fees and expenses of such guardian, including all reasonable expert witness fees, shall be paid by the petitioner in such proceeding.

(d) The giving of any notice or making of any offer pursuant to this section shall not revive any claim then barred or constitute acknowledgment by the corporation or successor entity that any person to whom such notice is sent is a proper claimant and shall not operate as a waiver of any defense or counterclaim in respect of any claim asserted by any person to whom such notice is sent.

(e) As used in this section, the term "successor entity" shall include any trust, receivership or other legal entity governed by the laws of this State to which the remaining assets and liabilities of a dissolved corporation are transferred and which exists solely for the purposes of prosecuting and defending suits, by or against the dissolved corporation, enabling the dissolved corporation to settle and close the business of the dissolved corporation, to dispose of and convey the property of the dissolved corporation, to discharge the liabilities of the dissolved corporation and to distribute to the dissolved corporation's stockholders any remaining assets, but not for the purpose of continuing the business for which the dissolved corporation was organized.

(f) The time periods and notice requirements of this section shall, in the case of a corporation or successor entity for which a receiver or trustee has been appointed by the Court of Chancery, be subject to variation by, or in the manner provided in, the Rules of the Court of Chancery.

ss. 281.  Payment and distribution to claimants and stockholders.

(a) A dissolved corporation or successor entity which has followed the procedures described in ss. 280 of this title:

         (1) Shall pay the claims made and not rejected in accordance with ss. 280(a) of this title,

         (2) Shall post the security offered and not rejected pursuant to ss. 280(b)(2) of this title,

         (3) Shall post any security ordered by the Court of Chancery in any proceeding under ss. 280(c) of this title, and

         (4) Shall pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the corporation or such successor entity.

Such claims or obligations shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation; provided, however, that such distribution shall not be made before the expiration of 150 days from the date of the last notice of rejections given pursuant to ss. 280(a)(3) of this title. In the absence of actual fraud, the judgment of the directors of the dissolved corporation or the governing persons of such successor entity as to the provision made for the payment of all obligations under paragraph (4) of this subsection shall be conclusive.

(b) A dissolved corporation or successor entity which has not followed the procedures described in ss. 280 of this title shall, prior to the expiration of the period described in ss. 278 of this title, adopt a plan of distribution pursuant to which the dissolved corporation or successor entity (i) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation or such successor entity, (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation or successor entity, are likely to arise or to become known to the corporation or successor entity within 10 years after the date of dissolution. The plan of distribution shall provide that such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient assets. If there are insufficient assets, such plan shall provide that such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. Any remaining assets shall be distributed to the stockholders of the dissolved corporation.

(c) Directors of a dissolved corporation or governing persons of a successor entity which has complied with subsection (a) or (b) of this section shall not be personally liable to the claimants of the dissolved corporation.

(d) As used in this section, the term "successor entity" has the meaning set forth inss.280(e) of this title.

(e) The term "priority," as used in this section, does not refer either to the order of payments set forth in subsection (a)(l)-(4) of this section or to the relative times at which any claims mature or are reduced to judgment.

ss. 282.  Liability of stockholders of dissolved corporations.

(a) A stockholder of a dissolved corporation the assets of which were distributed pursuant to ss. 281(a) or (b) of this title shall not be liable for any claim against the corporation in an amount in excess of such stockholder's pro rata share of the claim or the amount so distributed to such stockholder, whichever is less.

(b) A stockholder of a dissolved corporation the assets of which were distributed pursuant to ss. 281(a) of this title shall not be liable for any claim against the corporation on which an action, suit or proceeding is not begun prior to the expiration of the period described in ss. 278 of this title.

(c) The aggregate liability of any stockholder of a dissolved corporation for claims against the dissolved corporation shall not exceed the amount distributed to such stockholder in dissolution.